                                                                    EXHIBIT 10.1


                           LOAN AND SECURITY AGREEMENT



                            DATED AS OF JULY 31, 2002

                                      AMONG

                         LASALLE BUSINESS CREDIT, INC.,

                                   THE AGENT,

                  THE FINANCIAL INSTITUTIONS FROM TIME TO TIME
                                  PARTY HERETO,

                                  THE LENDERS,

                                       AND

                               HEAT HOLDINGS CORP.
                             HEAT HOLDINGS II CORP.
                        AAVID THERMAL TECHNOLOGIES, INC.
                              AAVID THERMALLOY, LLC
                                   FLUENT INC.
                            AAVID THERMALLOY LIMITED
                              FLUENT EUROPE LIMITED
                          AAVID THERMAL PRODUCTS, INC.
                              FLUENT HOLDINGS, INC.
                        THERMALLOY INVESTMENT CO., INC.,
                                THERMALLOY, INC.
                            ENDUCTIVE SOLUTIONS, INC.
                         AAVID THERMALLOY OF TEXAS, LLC
                        APPLIED THERMAL TECHNOLOGIES, LLC
                          AAVID AIR SYSTEMS, INC., AND
                            AAVID LABORATORIES, INC.



                                THE LOAN PARTIES

                               TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----
1.       DEFINITIONS............................................................................................. 1

2.       LOANS...................................................................................................18

3.       LETTERS OF CREDIT.......................................................................................23

4.       INTEREST, FEES AND CHARGES..............................................................................25

5.       COLLATERAL..............................................................................................30

6.       PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.................................31

7.       POSSESSION OF COLLATERAL AND RELATED MATTERS............................................................31

8.       COLLECTIONS.............................................................................................32

9.       COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES............................................36

10.      TERMINATION; Automatic Renewal..........................................................................37

11.      REPRESENTATIONS AND WARRANTIES..........................................................................38

12.      AFFIRMATIVE COVENANTS...................................................................................42

13.      NEGATIVE COVENANTS......................................................................................48

14.      FINANCIAL COVENANTS.....................................................................................57

15.      DEFAULT.................................................................................................58

16.      REMEDIES UPON AN EVENT OF DEFAULT.......................................................................60

17.      CONDITIONS PRECEDENT....................................................................................61

18.      JOINT AND SEVERAL LIABILITY.............................................................................62

19.      INDEMNIFICATION.........................................................................................64

20.      NOTICE..................................................................................................64

21.      CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION..................................................64

22.      HEADINGS OF SUBDIVISIONS................................................................................65

                                                                                                               Page
                                                                                                               ----
23.      POWER OF ATTORNEY.......................................................................................65

24.      CONFIDENTIALITY.........................................................................................65

25.      COUNTERPARTS............................................................................................66

26.      ELECTRONIC SUBMISSIONS..................................................................................66

27.      AGENT...................................................................................................66

28.      ASSIGNABILITY...........................................................................................72

29.      INFORMATION.............................................................................................75

30.      AMENDMENTS, ETC.........................................................................................75

31.      NONLIABILITY OF AGENT AND Lender........................................................................77

32.      SETTLEMENTS, DISTRIBUTIONS AND APPORTIONMENT OF PAYMENTS................................................77

33.      WAIVER OF JURY TRIAL; OTHER WAIVERS.....................................................................78

34.      TAXES...................................................................................................78

35.      CROSS-GUARANTY..........................................................................................81

36.      judgment currency.......................................................................................83

37.      syndication.............................................................................................83

                             EXHIBITS AND SCHEDULES



EXHIBIT A - BUSINESS AND COLLATERAL LOCATIONS

EXHIBIT B - COMPLIANCE CERTIFICATE

EXHIBIT C - COMMERCIAL TORT CLAIMS

EXHIBIT D - FORM OF ASSIGNMENT AND ACCEPTANCE

EXHIBIT E-1 - FORM OF US INTERCOMPANY NOTE

EXHIBIT E-2 - FORM OF UK INTERCOMPANY NOTE

EXHIBIT E-3 - FORM OF FOREIGN SUBSIDIARY  INTERCOMPANY NOTE

EXHIBIT F - NOTICE INFORMATION

SCHEDULE A - COMMITMENTS

SCHEDULE 11(e) - PERMITTED LIENS

SCHEDULE 11(i) - AFFILIATE TRANSACTIONS

SCHEDULE 11(j) - NAMES & TRADE NAMES

SCHEDULE 11(n) - INDEBTEDNESS

SCHEDULE 11(p) - PARENT, SUBSIDIARIES AND AFFILIATES

SCHEDULE 11(w) - SENIOR INDEBTEDNESS CALCULATION

SCHEDULE 13(a) - GUARANTEES

SCHEDULE 17(a) - CLOSING DOCUMENTS CHECKLIST

                           LOAN AND SECURITY AGREEMENT

                  THIS LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this "AGREEMENT") made this 31st day of July, 2002 by and among Heat Holdings Corp., a Delaware corporation, having its principal place of business at One Eagle Square, Suite 509, Concord, NH 03301 ("HEAT"), Heat Holdings II Corp., a Delaware corporation, having its principal place of business at One Eagle Square, Suite 509, Concord, NH 03301 ("HEAT HOLDINGS II"), Aavid Thermal Technologies, Inc., a Delaware corporation, having its principal place of business at One Eagle Square, Suite 509, Concord, NH 03301 ("AAVID"), Aavid Thermalloy, LLC, a Delaware limited liability company, having its principal place of business at One Eagle Square, Suite 509, Concord, NH 03301 ("AAVID THERMALLOY"), Fluent Inc., a New Hampshire corporation, having its principal place of business at One Eagle Square, Suite 509, Concord, NH 03301 ("FLUENT"), Aavid Thermalloy Limited, a company registered in England and Wales (company number 00919820), having its principal place of business at Cheney Manor, Swindon, Wiltshire, England SN2 2QN ("AAVID-UK"), Fluent Europe Limited, a company registered in England and Wales (company number 02099730), having its principal place of business at Sheffield Airport Business Park, Europa Link, Sheffield, England S9 1XU ("FLUENT-UK"), Aavid Thermal Products, Inc., a Delaware corporation, having its principal place of business at One Eagle Square, Suite 509, Concord, NH 03301 ("ATPI"), Fluent Holdings, Inc., a Delaware corporation, having its principal place of business at One Eagle Square, Suite 509, Concord, NH 03301 ("FLUENT HOLDINGS") (Aavid, Aavid Thermalloy, Fluent, Aavid-UK, Fluent-UK, ATPI and Fluent Holdings are each a "BORROWER" and collectively referred to as "BORROWERS"), the other Loan Parties signatory hereto, LaSalle Business Credit, Inc. (in its individual capacity, "LASALLE"), a Delaware corporation, 135 South LaSalle Street, Chicago, Illinois 60603-4105, for itself, as a Lender (as hereinafter defined), and as Agent (as hereinafter defined) for the Lenders, and all other Lenders that are now or hereafter parties to this Agreement.

                                   WITNESSETH:

                  WHEREAS, Borrowers may, from time to time, request Loans and other financial accommodations from Agent and the Lenders, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations shall be made;

                  NOW, THEREFORE, in consideration of each Loan and other financial accommodation (including any Loan or financial accommodation by renewal or extension) hereafter made to a Borrower by Agent or any Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Borrower, the parties agree as follows:

1. DEFINITIONS.

                  "AAVID" shall have the meaning set forth in the preamble hereto.

                  "AAVID THERMALLOY" shall have the meaning set forth in the preamble hereto.

                  "AAVID-UK" shall have the meaning set forth in the preamble hereto.

                  "ACCOUNT", "ACCOUNT DEBTOR", "CHATTEL PAPER", "COMMERCIAL TORT CLAIMS", "DEPOSIT ACCOUNTS", "DOCUMENTS", "ELECTRONIC CHATTEL PAPER", "EQUIPMENT", "FIXTURES", "GENERAL INTANGIBLES", "GOODS", "INSTRUMENTS", "INVENTORY", "INVESTMENT PROPERTY", "LETTER-OF-CREDIT RIGHT", "PROCEEDS" and "TANGIBLE CHATTEL PAPER" shall have the respective meanings assigned to such terms in the Illinois Uniform Commercial Code, as the same may be in effect from time to time.

                  "ACQUISITION" shall mean any transaction resulting in the acquisition by a Loan Party or a Subsidiary of a Loan Party of (a) substantially all the assets of a Person or of any business or division of a Person or (b) more than fifty percent (50%) of the Capital Stock of a Person.

                  "AFFILIATE" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, a Borrower (provided that any Person controlled by WSP, other than any Person controlled by Heat and Heat Holdings II, shall not be considered an Affiliate for purposes of this definition), (ii) which beneficially owns or holds five percent (5%) or more of the voting control or equity interests of a Borrower, or (iii) five percent (5%) or more of the voting control or equity interests of which is beneficially owned or held by a Borrower.

                  "AGENT" shall mean LaSalle or its successor appointed pursuant to SUBSECTION 27(i), acting in its capacity as agent for, and on behalf of, all Lenders.

                  "APPLICABLE BASE RATE MARGIN" shall mean, as of any date of determination, (i) 0.25% with respect to the Revolving Loans advanced to any Borrower pursuant to any of SUBSECTIONS 2(a)(i), 2(a)(ii) AND 2(a)(iii), (ii) 0.50% with respect to the Revolving Loans advanced to any Borrower pursuant to SUBSECTION 2(a)(iv) AND (iii) 0.50% with respect to the Term Loans advanced pursuant to SUBSECTION 2(b).

                  "APPLICABLE LIBOR RATE MARGIN" shall mean, as of any date of determination, (i) 2.50% with respect to the Revolving Loans advanced to any Borrower pursuant to any of SUBSECTIONS 2(a)(i), 2(a)(ii) AND 2(a)(iii), (ii) 2.85% with respect to the Revolving Loans advanced to any Borrower pursuant to SUBSECTION 2(a)(iv) and (iii) 2.85% with respect to the Term Loans advanced pursuant to SUBSECTION 2(b).

                  "ASSIGNMENT AND ACCEPTANCE" shall have the meaning specified in SUBSECTION 28(c) hereof.

                  "BANKRUPTCY CODE" shall have the meaning specified in SUBSECTION 18(b) hereof.

                  "ATPI" shall have the meaning set forth in the preamble hereto.

                  "BORROWERS" shall have the meaning specified in the preamble to this Agreement.

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or (i) with respect to all matters, determinations, fundings and payments in connection with LIBOR Rate Loans, any day on which banks in London, England or Chicago, Illinois are required or permitted to close, and (ii) with respect to all other matters, any day that banks in Chicago, Illinois are required or permitted to close.

                  "CAPITAL EXPENDITURES" shall mean with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrowers and their Subsidiaries during such period that are required by generally accepted accounting principles, consistently applied, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible accounts subject to amortization) on the balance sheet of Borrowers and their Subsidiaries.

                  "CAPITAL STOCK" shall mean any and all shares, share capital, ordinary shares, quota, company shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                   "CHANGE OF CONTROL" shall mean the occurrence of any of the following:

                           (i) with respect to Heat and Heat Holdings II, the failure of WSP to own directly or indirectly, free and clear of all liens, at least 51% of the Fully Diluted Outstanding Voting Securities of each of Heat and Heat Holdings II;

                           (ii) with respect to Aavid, the failure of Heat, at all times, to own directly or indirectly, through one or more wholly-owned Subsidiaries, free and clear of all liens (other than liens in favor of the Agent, for the benefit of the Lenders), at least 51% of the Fully Diluted Outstanding Voting Securities of Aavid;

                           (iii) with respect to each Subsidiary of Aavid and Heat Holdings II, the failure of Aavid and Heat Holdings II, at all times, to own directly or indirectly, through one or more wholly-owned Subsidiaries, free and clear of all liens (other than liens in favor of the Agent, for the benefit of the Lenders), at least 51% of the Fully Diluted Outstanding Voting Securities of each such Subsidiary (excluding Thermalloy Malaysia), except as may be permitted pursuant to SUBSECTION 13(d) hereof with respect to any Persons other than the Borrowers;

                           (iv) with respect to the issued and outstanding Capital Stock of Aavid and each Subsidiary of Aavid and Heat Holdings II, the failure of at least 100% of such issued and outstanding Capital Stock to be either (x) pledged to Agent, for the benefit of the Lenders, pursuant to an agreement reasonably satisfactory to the Agent or (y) subject to a Drag Along Agreement; or

                           (v) Heat, Heat II or any Borrower shall be liquidated or dissolved.

                  "CIBC" shall mean Canadian Imperial Bank of Commerce.

                  "CIBC LOAN FACILITY" shall mean the loan facility provided to Aavid and certain of its Subsidiaries and Affiliates under that certain Amended and Restated Credit Agreement dated as of February 2, 2000 by and among such Persons, CIBC, as issuer and administrative agent, and the other lenders party thereto from time to time (as amended, restated or otherwise modified from time to time).

                  "CLOSING DATE" shall mean July 31, 2002.

                  "COLLATERAL" shall mean all of the property of each Borrower described in SECTION 5 hereof, together with all other real or personal property of any Obligor or any other Person now or hereafter pledged to Agent, for the benefit of Agent and Lenders, to secure, either directly or indirectly, repayment of any of the Liabilities.

                  "COMMITMENTS" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Loans and incur Letter of Credit Obligations, as set forth on SCHEDULE A hereto or in the most recent Assignment and Acceptance executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Commitments.

                  "DEBENTURES" shall mean collectively, (a) the debenture dated as of the date hereof between the Security Trustee and the UK Borrowers and (b) the debenture dated as of the date hereof between the Security Trustee, Aavid Thermalloy UK Holdings Limited and Fluent UK Holdings Limited, and all documents, agreements and instruments executed in connection therewith, in each case as amended, restated or otherwise modified from time to time.

                  "DEFAULTING LENDER" shall have the meaning specified in SUBSECTION 2(f) hereof.

                  "DISPROPORTIONATE ADVANCES" shall have the meaning specified in SUBSECTION 2(a) hereof.

                  "DOMESTIC SUBSIDIARY" shall mean any Subsidiary other than a Foreign Subsidiary.

                  "DRAG ALONG AGREEMENT" shall mean, with respect to any holder of Capital Stock of Aavid or of Capital Stock of any Subsidiary of Aavid and Heat Holdings II, an agreement entered into by such holder pursuant to which such holder shall agree for the benefit of the other holders of Capital Stock of such issuer and the Agent, on behalf of the Lenders, that in the event of a sale of the Capital Stock of such issuer to a third party conducted by, or on behalf of, Agent or the majority holder of such issuer's Capital Stock, such holder shall sell its Capital Stock in such issuer to such third party (provided that all holders of the same class of Capital Stock receive the same form and amount of consideration per share) and which agreement shall not contain any other provisions which materially affect the foregoing rights of the Agent unless such provisions are reasonably satisfactory to Agent.

                  "EBITDA" shall mean, with respect to any period, Borrowers' and their Subsidiaries' net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business and the licensing of General Intangibles) and excluding other after-tax extraordinary gains or losses) PLUS interest expense, income tax expense, depreciation and amortization for such period, PLUS or MINUS any other non-cash charges, restructuring charges or gains which have been subtracted or added in calculating net income after taxes for such period, PLUS, for such period, the amount of deferred revenues at the end of such period and MINUS, for such period, the amount of deferred revenues at the beginning of such period, all on a consolidated basis, in each case as determined in accordance with generally accepted accounting principles.

                  "ELIGIBLE ACCOUNT" shall mean an Account owing to a Borrower which is acceptable to Agent in its sole discretion determined in good faith on a basis consistent with its credit procedures for lending purposes (provided that Agent shall give Borrowers written notice of any eligibility criteria established by Agent and not set forth herein). Agent shall obtain the consent of Required Lenders prior to revising any eligibility criteria set forth below if the effect thereof would be to make the eligibility criteria less restrictive than the criteria existing on the Closing Date. Without limiting Agent's discretion, Agent shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

                           (i) it is genuine and in all respects what it purports to be;

                           (ii) it is owned by such Borrower; such Borrower has the right to subject it to a security interest in favor of Agent or assign it to Agent; and it is subject to a first priority perfected security interest in favor of Agent and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

                           (iii) it arises from (A) the performance of services by such Borrower in the ordinary course of such Borrower's business, and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale or lease of Goods by such Borrower in the ordinary course of such Borrower's business, and (x) such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to the Account Debtor, (y) such Account Debtor has not refused to accept, and has not returned, any of the Goods which are the subject of such Account, and
         (z) such Borrower has possession of, or such Borrower has delivered to Agent (at Agent's request) copies of shipping and delivery receipts evidencing delivery of such Goods;

                           (iv) it is evidenced by an invoice rendered to the Account Debtor thereunder which is due and payable within ninety (90) days after the date of the invoice and does not remain unpaid for ninety (90) days past the invoice date thereof; provided, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of such invoices owing by a particular Account Debtor remain unpaid ninety (90) days after the respective invoice dates thereof, then all Accounts owing by that Account Debtor shall be deemed ineligible except as may otherwise be permitted by Agent in writing to Borrowers;

                           (v) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

                           (vi) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

                           (vii) the Account Debtor thereunder is not a director, officer, employee or agent of such Borrower, or a Subsidiary, Parent or Affiliate of such Borrower;

                           (viii) it is not an Account with respect to which the Account Debtor is the United States of America or any state, local or foreign government, or any department, agency or instrumentality thereof, unless, (A) in the case where the Account Debtor is the United States of America, such Borrower assigns its right to payment of such Account to Agent pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended, and (B) in any other case, such Borrower complies to Agent's reasonable satisfaction with any comparable foreign, state or local law, as applicable;

                           (ix) it is not an Account with respect to which the Account Debtor is located in a jurisdiction which requires such Borrower, as a precondition to commencing or maintaining an action in the courts of that jurisdiction, either to (A) receive a certificate of authority to do business and be in good standing in such jurisdiction; or (B) file a notice of business activities report or similar report with such jurisdiction's taxing authority, unless (x) such Borrower has taken one of the actions described in clauses (A) or (B); (y) the failure to take one of the actions described in either clause (A) or
         (B) may be cured retroactively by such Borrower at its election; or (z) such Borrower has proven, to Agent's reasonable satisfaction, that it is exempt from any such requirements under any such jurisdiction's laws;

                           (x) the Account Debtor is located within (A) the United States of America or Canada with respect to the US Borrowers; PROVIDED that such Account Debtor may be located outside the United States or Canada so long as (1) such Account Debtor is a "Fortune 1000" company as determined by Agent in its sole discretion and (2) such US Borrower has provided on the invoice (or by separate written notice within five (5) Business Days after the date of such invoice) to the Account Debtor that the law of the Account is the law of a state in the United States and payment in respect of the Account is to be made in the United States in US dollars and (B) the United Kingdom with respect to UK Borrower; PROVIDED that such Account Debtor may be located outside the United Kingdom so long as (1) such Account Debtor is a "Fortune 1000" company as determined by the Security Trustee in its sole discretion and (2) UK Borrower has provided on the invoice (or by separate written notice within five (5) Business Days after the date of such invoice) to the Account Debtor that the law of the Account is English law and payment in respect of the Account is to be made in England in pound sterling; PROVIDED, further, that under no circumstances shall any Accounts assigned to any Borrower by any third party including, without limitation, by any Foreign Subsidiary of any Borrower, be deemed eligible for inclusion as an Eligible Account;

                           (xi) it is not an Account with respect to which the Account Debtor's obligation to pay is subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

                           (xii) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue; or (B) which violates any of the covenants of such Borrower contained in this Agreement;

                           (xiii) it is not an Account which, when added to a particular Account Debtor's other indebtedness to such Borrower (which aggregate indebtedness exceeds $100,000), exceeds any credit limit determined by Agent in its sole discretion determined in good faith on a basis consistent with its credit procedures for that Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this clause (xiii) shall be Eligible Accounts to the extent of such credit limit); provided that Agent shall give Borrowers written notice of any such credit limit; and

                           (xiv) it is not an Account with respect to which the Agent determined, in good faith on a basis consistent with its credit procedures, that there are facts, events or occurrences relating to the Account Debtor which would impair the validity, enforceability or collectability of such Account; provided that Agent shall give Borrowers notice of any such determination.

                  "ELIGIBLE INVENTORY" shall mean Inventory consisting of finished goods and raw materials of a Borrower (other than UK Borrower) which is acceptable to Agent in its sole discretion determined in good faith on a basis consistent with its credit procedures for lending purposes (provided that Agent shall give Borrowers written notice of any eligibility criteria established by Agent and not set forth herein). Agent shall obtain the consent of Required Lenders prior to revising any eligibility criteria set forth below if the effect thereof would be to make the eligibility criteria less restrictive than the criteria existing on the Closing Date. Without limiting Agent's discretion, Agent shall, in general, consider Inventory to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

                           (i) it is owned by such Borrower, such Borrower has the right to subject it to a security interest in favor of Agent and it is subject to a first priority perfected security interest in favor of Agent and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

                           (ii) it is located on one of the premises listed on EXHIBIT A (or other locations of which Agent has been advised in writing pursuant to SUBSECTION 12(b)(i) hereof) and is not in transit;

                           (iii) if held for sale or lease or furnishing under contracts of service, it is (except as Agent may otherwise consent in writing) new and unused and free from defects which would, in Agent's sole determination, adversely affect its market value; provided that Agent shall give Borrowers notice of any such determination;

                           (iv) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless Agent has given its prior written approval (not to be unreasonably withheld) and such Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Agent, in form and substance reasonably acceptable to Agent, such Uniform Commercial Code financing statements, warehouse receipts, waivers and other documents as Agent shall reasonably require;

                           (v) Agent has determined, in accordance with Agent's customary business practices, that it is not unacceptable due to age, type, category or quantity; provided that Agent shall give Borrowers notice of any such determination;

                           (vi) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue; or (B) which violates any of the covenants of such Borrower contained in this Agreement;

                           (vii) it does not consist of work-in-process, tooling and/or semi-finished goods; and

                           (viii) it is not subject to a license agreement or other arrangement with a third party which restricts the ability of Agent to exercise its rights under this Agreement with respect to such Inventory.

                  "ENVIRONMENTAL LAWS" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to a Borrower's or any of its Subsidiaries' businesses or facilities owned or operated by such Borrower or Subsidiary, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

                  "EVENT OF DEFAULT" shall have the meaning specified in SECTION 15 hereof.

                  "EXCESS AVAILABILITY" shall mean as of any date of determination by Agent (i) with respect to all Borrowers, the lesser of (A) the Maximum Revolving Loan Limit or (B) the aggregate Revolving Loan Limits for all Borrowers, in each case MINUS the outstanding amount of all Revolving Loans and Letter of Credit Obligations and (ii) with respect to any Borrower, the lesser of (A) such Borrower's Revolving Loan Limit or (B) the Maximum Revolving Loan Limit LESS the outstanding amount of Revolving Loans and Letter of Credit Obligations to the other Borrowers, in each case MINUS the outstanding amount of all Revolving Loans and Letter of Credit Obligations of such Borrower and, in each case, to the extent the aggregate accounts payable turnover of Borrowers is over sixty (60) days as determined by Agent in its sole discretion determined in its good faith, Agent may deem all accounts payable which remain unpaid more than sixty (60) days after the due dates thereof as of the close of business on such date as additional Revolving Loans outstanding on such date.

                  "FEE LETTER" shall mean that certain Fee Letter dated as of the date hereof among the Borrowers and the Agent, as amended, restated or otherwise modified from time to time.

                  "FISCAL YEAR" shall mean each twelve (12) month accounting period of Borrowers, which ends on December 31 of each year.

                  "FIXED CHARGES" shall mean for any period, without duplication, (a) scheduled payments of principal during the applicable period with respect to all Indebtedness of Borrowers and their Subsidiaries, on a consolidated basis, for borrowed money, plus (b) scheduled payments of principal during the applicable period with respect to all capitalized lease obligations of Borrowers and their Subsidiaries, on a consolidated basis, plus (c) scheduled payments of interest during the applicable period with respect to all Indebtedness of Borrowers and their Subsidiaries, on a consolidated basis, for borrowed money including capital lease obligations, plus (d) unfinanced Capital Expenditures of Borrowers and their Subsidiaries, on a consolidated basis, during the applicable period, plus (e) payments during the applicable period in respect of income or franchise taxes of Borrowers and their Subsidiaries, on a consolidated basis, plus (f) any dividends or distributions made by Borrowers (other than dividends or distributions made to another Borrower or its Subsidiaries) during the applicable period. The calculation of Fixed Charges shall (i) exclude scheduled interest payments under the Indenture due in February, 2002, August, 2002 and February, 2003, (ii) exclude scheduled payments of principal and interest made under the CIBC Loan Facility for the period commencing January 1, 2002 and ending on July 31, 2002 and (iii) include seven
(7) months of scheduled payments of principal and interest under this Agreement as if this Agreement had been in effect for the period commencing January 1, 2002 and ending on July 31, 2002 and as if the Borrower's borrowings under this Agreement during the period from January 1, 2002 to July 31, 2002 had been equal to the Borrower's borrowings at Closing and as if any scheduled amortization during the period from January 1, 2002 to July 31, 2002 had been equal to amortization which would be applicable after the Closing Date. For purposes of determining the fixed charge coverage ratio for the periods ending June 30, 2003 and December 31, 2003 pursuant to SUBSECTION 14(b) hereof, the calculation of Fixed Charges for the period ending June 30, 2003 shall include the scheduled interest payments under the Indenture for the month of August, 2003 and the calculation of Fixed Charges for the period ending December 31, 2003 shall include the scheduled interest payments under the Indenture for the month of February, 2004.

                  "FLUENT" shall have the meaning set forth in the preamble hereto.

                  "FLUENT HOLDINGS" shall have the meaning set forth in the preamble hereto.

                  "FLUENT-UK" shall have the meaning set forth in the preamble hereto.

                  "FOREIGN SUBSIDIARY" shall mean any Subsidiary of any Borrower (other than UK Borrower) that is a "controlled foreign corporation" within the meaning of Section 957(a) of the IRS Code and the regulations thereunder, as amended from time to time.

                  "FRAUDULENT CONVEYANCE" shall have the meaning set forth in SUBSECTION 18(b) hereof.

                  "FULLY DILUTED OUTSTANDING" shall mean with respect to the determination of the number of Voting Securities outstanding on any date, the sum of (a) all Voting Securities outstanding on such date and (b) all Voting Securities that would be outstanding if all outstanding rights, warrants or options that may be exercised, exchanged or converted into Voting Securities were exercised, exchanged or converted on such date but shall exclude any warrant or options held by any Lender or any affiliate thereof.

                  "HAZARDOUS MATERIALS" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

                  "HEAT" shall have the meaning set forth in the preamble hereto.

                  "HEAT HOLDINGS II" shall have the meaning set forth in the preamble hereto.

                  "HEDGING AGREEMENTS" shall mean (a) any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which any Loan Party is a party or a beneficiary and (b) any other agreement or arrangement designed to limit or eliminate the risk and/or exposure of any Loan Party to fluctuations in currency exchange rates.

                  "INDEBTEDNESS" of any Person at any date shall mean, without duplications, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities and accrued expenses incurred in the ordinary course of business and payable within 180 days), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under capital leases, (d) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations issued or created for the account of such Person, (e) all liabilities secured by any lien (other than Permitted Liens) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) liabilities arising under Hedging Agreements (other than interest rate caps) of such Person and (g) withdrawal liabilities of such Person or any Affiliate under any Plan.

                  "INDEMNIFIED PARTY" shall have the meaning specified in
SECTION 19 hereof.

                  "INDENTURE" shall mean that certain Indenture dated as of February 2, 2000 between Aavid and Bankers Trust Company, as trustee in respect of the Permitted High Yield

Securities, and all documents, agreements and instruments executed in connection therewith, in each case as amended, restated or otherwise modified from time to time.

                  "INSOLVENCY ACT OF 1986" shall mean the Insolvency Act of 1986 of England and Wales, as from time to time amended or re-enacted.

                  "INTEREST PERIOD" shall have the meaning specified in SUBSECTION 4(a)(ii) hereof.

                  "IRS CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "LASALLE" shall have the meaning set forth in the preamble hereto.

                  "LASALLE BANK" shall mean LaSalle Bank National Association, Chicago, Illinois.
                  "LENDER" shall mean LaSalle and any other Person which is a party to this Agreement as a Lender or which becomes a party to this agreement pursuant to SUBSECTION 28(c).

                  "LETTER OF CREDIT" shall mean any letter of credit issued on behalf of a Borrower in accordance with this Agreement.

                  "LETTER OF CREDIT OBLIGATIONS" shall mean, as of any date of determination, the sum of (i) the aggregate undrawn face amount of all Letters of Credit, and (ii) the aggregate unreimbursed amount of all drawn Letters of Credit not already converted to Revolving Loans hereunder.

                  "LIABILITIES" shall mean any and all obligations, liabilities and indebtedness of Loan Parties to Agent, Security Trustee or any Lender or to any parent, affiliate or subsidiary of Agent or any Lender of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several and in each case arising under this Agreement and/or the Other Agreements.

                  "LIBOR RATE" shall mean, with respect to any LIBOR Rate Loan for any Interest Period, a rate per annum equal to (a) the offered rate for deposits in United States dollars for a period equal to such Interest Period as it appears on Telerate page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period. "Telerate page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace page 3750 of that service or such other service as may be nominated by the British Bankers' Association as the vendor for the purpose of displaying British Bankers' Association interest settlement rates for United States dollar deposits) divided by (b) a number equal to 1.0 minus the maximum reserve percentages (expressed as a decimal fraction) including, without limitation, basic supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by any Lender by the Board of Governors of the Federal Reserve System. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in such reserve percentage.

                  "LIBOR RATE LOANS" shall mean the Loans bearing interest with reference to the LIBOR Rate.

                  "LIBOR TAX" shall mean, in relation to any LIBOR Rate Loans and the applicable LIBOR Rate, any tax, levy, impost, duty, deduction, withholding or charges of whatever nature required (i) to be paid by Agent and/or any Lender and/or (ii) to be withheld or deducted from any payment otherwise required hereby to be made by a Borrower to Agent and/or any Lender; provided, that the term "LIBOR Tax" shall not include any taxes imposed upon the net income or capital (or other taxes imposed in lieu thereof) of Agent and/or any Lender.

                  "LOAN" OR "LOANS" shall mean all loans and advances made by Agent and/or Lenders to or on behalf of Borrowers hereunder.

                  "LOAN PARTY" or "LOAN PARTIES" shall mean each of Heat, Heat Holdings II, each Borrower, and each other Obligor signatory to this Agreement.

                  "LOCK BOX" and "LOCK BOX ACCOUNT" shall have the meanings specified in SUBSECTION 8(a) hereof.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, property, assets, prospects, operations or financial condition, of Borrowers and their Subsidiaries taken as a whole; provided that for purposes of SUBSECTION 12(l) hereof, the term "Material Adverse Effect" shall have the meaning set forth in SUBSECTION 12(l) hereof. Notwithstanding the foregoing, the effect of any change to or application of generally accepted accounting principles on the Loan Parties (including, but not limited to, any change in Fluent's revenue recognition policy as disclosed to Agent prior to the Closing
Date) shall be excluded for purposes of determining whether a Material Adverse Effect has occurred.

                  "MAXIMUM LOAN LIMIT" shall mean, as of any date of determination, the lesser of (i) Thirty Five Million and No/100 Dollars ($35,000,000), (ii) the aggregate amount of Commitments under Schedule A hereto (which Schedule may be amended from time to time by Agent to reflect assignments made pursuant to SECTION 28 hereof) as in effect on such date and (iii) the maximum amount of Indebtedness under any Senior Credit Facility (as defined in the Indenture) which can qualify as "Senior Indebtedness" and "Permitted Indebtedness" as such terms are defined in the Indenture.

                  "MAXIMUM REVOLVING LOAN LIMIT" shall have the meaning specified in SUBSECTION 2(a) hereof.

                  "NON-BORROWER GUARANTEES" shall have the meaning specified in SUBSECTION 13(a) hereof.

                  "NON-BORROWER INTERCOMPANY LOANS" shall have the meaning specified in SUBSECTION 13(f) hereof.

                  "NON-BORROWER INVESTMENTS" shall have the meaning specified in SUBSECTION 13(f) hereof.

                  "OBLIGOR" shall mean Borrowers and each other Person who is or shall become primarily or secondarily liable for any of the Liabilities.

                  "ORIGINAL TERM" shall have the meaning specified in SECTION 10 hereof.

                  "OTHER AGREEMENTS" shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, the Fee Letter, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of a Loan Party, a Subsidiary or any other Person and delivered to Agent and/or any Lender or to any parent, affiliate or subsidiary of Agent and/or any Lender in connection with the Liabilities or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

                  "OTHER TAXES" shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of this Agreement or any of the Other Agreements.

                  "PARENT" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding equity of a Loan Party, and, if a Loan Party is a partnership, the general partner of such Loan Party.

                  "PBGC" shall have the meaning specified in SUBSECTION 12(b)(v) hereof.

                  "PERMITTED HIGH YIELD SECURITIES" shall mean the 12 3/4% Senior Subordinated Notes of Aavid issued under the Indenture in the aggregate principal amount of $150,000,000.

                  "PERMITTED LIENS" shall mean:

                           (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder or which are not overdue by more than 75 days or amounts which are being contested in good faith and by appropriate proceedings and for which adequate reserves are being maintained on the applicable Loan Parties' financial statements;

                           (ii) liens or security interests in favor of Agent;

                           (iii) zoning restrictions, minor title deficiencies and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on a Borrower's ability to use such real property for its intended purpose in connection with a Borrower's business;

                           (iv) liens in connection with purchase money
         Indebtedness and liens from precautionary UCC financing statement filings regarding capitalized and operating leases otherwise permitted pursuant to this Agreement, provided, that such liens attach only to the assets the purchase of which was financed by such purchase money Indebtedness or which is the subject of such capitalized and operating leases;

                           (v) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety, appeal or stay bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                           (vi) liens for taxes not yet due or for taxes which are being contested in good faith and by appropriate proceedings and for which adequate reserves are being maintained on the applicable Loan Party's financial statements and, to the extent such liens are against any of the Collateral, (x) a reserve is maintained by Agent against amounts which Borrowers are permitted to borrow hereunder in an amount of money which, in the sole judgment of Agent is sufficient to pay such taxes and any interest or penalties that may accrued thereon and (y) if any Loan Party fails to prosecute such contest, Agent may advance and pay such taxes, interest and penalties and any amounts so advanced shall constitute Loans hereunder;

                           (vii) liens granted by any Foreign Subsidiary in its assets in connection with Indebtedness permitted to be incurred by such Foreign Subsidiary under SUBSECTION 13(b) hereof;

                           (viii) nonexclusive licenses or sublicenses of intellectual property granted in the ordinary course of business;

                           (ix) liens set forth on SCHEDULE 11(e) hereto;

                           (x) liens securing Indebtedness permitted under SUBSECTION 13(b)(viii) hereof in connection with an Acquisition of the Capital Stock of a Person permitted under SUBSECTION 13(d)(iv) hereof; provided that such liens (1) encumber only the assets of such Person and (2) are subordinated to the liens of Agent (or Security Trustee, as applicable) on the assets of such Person, in form and substance satisfactory to Agent, unless, in the case of this clause (2), such Person is organized or incorporated outside the United States or United Kingdom;

                           (xi) junior liens granted by US Obligors securing intercompany loans permitted under SUBSECTION 13(f) hereof (which junior liens shall be collaterally assigned to Agent as additional Collateral to secure the Liabilities); and

                           (xii) liens specifically permitted by Agent in writing.

                  "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

                  "PLAN" shall have the meaning specified in SUBSECTION 12(b)(v) hereof.

                  "PREFERENTIAL CREDITORS" shall mean, as to a UK Borrower, (a) holders of "preferential debts" as such term is defined in Schedule 6 to the Insolvency Act of 1986 and/or (b) any supplier to such UK Borrower instituting proceedings to repossess any goods of such UK Borrower.

                  "PRIME RATE" shall mean LaSalle Bank's publicly announced prime rate (which is not intended to be LaSalle Bank's lowest or most favorable rate in effect at any time) in effect from time to time.

                  "PRIME RATE LOANS" shall mean the Loans bearing interest with reference to the Prime Rate.

                  "PRO RATA SHARE" shall mean at any time, with respect to any Lender, a fraction (expressed as a percentage in no more than nine (9) decimal places), the numerator of which shall be the Commitment of such Lender at such time and the denominator of which shall be the Maximum Loan Limit at such time.

                  "RENEWAL TERM" shall have the meaning specified in SECTION 10 hereof.

                  "REPURCHASE PAYMENTS" shall have the meaning specified in SUBSECTION 13(e) hereof.

                  "REQUISITE LENDERS" means Lenders having (a) more than fifty percent (50%) of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than fifty percent (50%) of the aggregate outstanding amount of the Loans held by all Lenders; PROVIDED that if more than one Lender is a party hereto and any Lender has more than fifty percent (50%) of the Commitments of all Lenders or fifty percent (50%) of all Loans, then "Requisite Lenders" shall mean such Lender PLUS one other Lender.

                  "RESERVES" shall mean as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letters of Credit which would otherwise be available to any Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as reasonably determined by Agent in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or its value or (ii) the enforceability, perfection or priority of the security interests and other rights of Agent or any Lender in the Collateral or (b) to reflect Agent's reasonable good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower is or may have been incomplete, inaccurate or misleading in any material respect. To the extent Agent may establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory so as to address any circumstances, condition, event or contingency in a manner satisfactory to Agent, Agent shall not establish a Reserve for the same purpose. Without limiting the foregoing and by way of example only, Agent may elect to establish Reserves as a result of (A) Agent's failure to receive Uniform Commercial Code financing statements, warehouse receipts, waivers, subordination agreements and similar third party documents from any Loan Party, consignee, warehouseman, lessor, processor or similar party as Agent shall reasonably require under the terms of this Agreement, (B) the failure of any Loan Party to comply with the insurance requirements of Section 12(e) hereof,
(C) the imposition of any tax liens, mechanics liens or other encumbrances on the Collateral not otherwise permitted hereunder and/or (D) claims made by Preferential Creditors in their capacity as such.

                  "REVOLVING LOAN LIMIT" shall have the meaning specified in SUBSECTION 2(a) hereof.

                  "REVOLVING LOANS" shall have the meaning specified in SUBSECTION 2(a) hereof.

                  "SECURITY TRUSTEE" means the Agent acting as "Security Trustee" under the UK Security Documents.

                  "SHARE PLEDGE AGREEMENT" shall mean the Charge Over Shares executed by Aavid Thermalloy and Fluent with respect to the Capital Stock of Aavid Thermalloy UK Holdings Limited and Fluent UK Holdings Limited in each case in favor of the Security Trustee and together with all certificates, instruments or documents executed and/or delivered in connection therewith, in each case, as amended or otherwise modified from time to time.

                  "SPOT RATE" shall mean the rate quoted in the "Exchange Rates" section (or similar replacement section) of THE WALL STREET JOURNAL as the spot rate for the purchase of United States dollars with another currency on the date on which the foreign exchange computation is to be made or, in the event that THE WALL STREET JOURNAL shall not provide such quoted rate, the parties hereto shall refer to the applicable spot rate as quoted by ABN-AMRO Bank at approximately 10:00 a.m. (Chicago time) on the date on which the foreign exchange computation is to be made.

                  "SUBORDINATED DEBT DOCUMENTS" shall mean the collective reference to the Indenture, the Subordinated Guarantees, the Warrant Agreement, the Warrants and any other applicable document entered into by Heat, Heat Holdings II, Aavid or any Subsidiary in connection with the Permitted High Yield Securities and such Warrants.

                  "SUBORDINATED GUARANTEES" shall mean the collective reference to the guarantees executed by each Domestic Subsidiary of Aavid in respect of Aavid's obligations under the Permitted High Yield Securities.

                  "SUBSIDIARY" shall mean any corporation of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by a Loan Party or by Loan Parties on a combined basis, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by a Loan Party or by Loan Parties on a combined basis or any partnership of which a Loan Party is a general partner.

                  "TANGIBLE NET WORTH" shall have the meaning specified in SUBSECTION 14(a) hereof.

                  "TAXES" shall mean any and all present or future taxes, levies, penalties, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, including VAT, but excluding, in the case of any Lender, such taxes (including income taxes, franchise taxes or capital taxes) as are imposed on or measured by such Lender's net income or capital (or other taxes imposed in lieu thereof) by any jurisdiction (or any political subdivision thereof).

                  "TERM LOANS" shall have the meaning specified in SUBSECTION 2(b) hereof.

                  "THERMALLOY MALAYSIA" shall mean Thermalloy (Malaysia) Sdn Bhd, a Malaysia corporation.

                  "UK BORROWERS" shall mean each of Aavid-UK and Fluent-UK.

                  "UK GUARANTEE AGREEMENT" shall mean the Guarantee dated as of the date hereof between the Security Trustee, Aavid Thermalloy UK Holdings Limited and Fluent UK Holdings Limited and all documents, agreements and instruments executed in connection therewith, in each case as amended, restated or otherwise modified from time to time.

                  "UK OBLIGORS" shall mean each UK Borrower and each of Aavid Thermalloy UK Holdings Limited (company number 03859614), Fluent UK Holdings Limited (company number 03917515) and any other Subsidiary of the Loan Parties hereafter formed or acquired that is incorporated or organized in the United Kingdom.

                  "UK SECURITY DOCUMENTS" means collectively, the Debentures, the Share Pledge Agreement, the UK Guarantee Agreement and all documents, agreements and instruments executed in connection therewith, in each case as amended, restated or otherwise modified from time to time.

                  "US BORROWERS" shall mean each of Aavid, Aavid Thermalloy, Fluent, ATPI and Fluent Holdings.

                  "US OBLIGORS" shall mean each Loan Party other than the UK Obligors.

                  "VAT" shall mean value added tax as provided for in the Value Added Tax Act 1994, applicable to the United Kingdom and the Isle of Man and other taxes of similar nature, including such taxes applicable in any other state of the European Union.

                  "VOTING SECURITIES" shall mean any class of Capital Stock of any Loan Party or any of their respective Subsidiaries, as applicable, pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote for the election of directors (irrespective of whether or not at the time any other class will have or might have voting power by reason of the occurrence of any contingency).

                  "WARRANTS" shall mean the 150,000 warrants to purchase an aggregate of 60 shares of Class A common stock and 60 shares of Class H common stock of Aavid, issued pursuant to the Warrant Agreement in connection with the Permitted High Yield Securities.

                  "WARRANT AGREEMENT" shall mean the Warrant Agreement dated as of February 2, 2000 among Aavid, Heat Holdings II and Bankers Trust Company, as warrant agent.

                  "WSP" shall mean the collective reference to the investment funds managed by Willis Stein & Partners including, without limitation, Willis Stein & Partners II, L.P., Willis Stein & Partners Dutch, L.P., Willis Stein & Partners III, L.P., Willis Stein & Partners Dutch III-A, L.P., Willis Stein & Partners Dutch III-B, L.P. and Willis Stein & Partners III-C, L.P.

2. LOANS.

                  (a) REVOLVING LOANS. Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term, each Lender, severally and not jointly, shall, unless (x) Agent has provided written notice to any Borrower of the election of Requisite Lenders not to advance Loans as a result of the occurrence and continuation of an Event of Default or (y) an Event of Default has occurred and is continuing under SUBSECTIONS 15(g), (h), (i) AND/OR (j) hereof, at Agent's request, make its Pro Rata Share of revolving loans and advances to each Borrower (the "REVOLVING LOANS") in an amount up to the sum of the following sublimits for such Borrower (such Borrower's "REVOLVING LOAN LIMIT"):

                           (i) With respect to any US Borrower, up to
eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of such US Borrower's business) of the Eligible Accounts of such US Borrower; PLUS

                           (ii) With respect to any UK Borrower, up to
eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of such UK Borrower's business) of the Eligible Accounts of such UK Borrower; provided that in calculating borrowing availability for any UK Borrower under this SUBSECTION 2(a)(ii), Agent shall use the U.S. dollar equivalent of any Accounts reported by such UK Borrower in its loan report in pound sterling and such exchange rate calculation shall be made by Agent at the time of any borrowing request and from time to time thereafter at the Spot Rate; PLUS

                           (iii) With respect to any US Borrower, up to fifty
percent (50%) of the lower of cost or market value of such US Borrower's Eligible Inventory; PLUS

                           (iv) With respect to Aavid Thermalloy, up to
$2,880,000, (such amounts reflecting Agent's valuation of the Equipment of such Borrower determined by an appraisal conducted on behalf of Agent prior to the Closing Date); MINUS

                           (v) Such Reserves as Agent elects, in its sole
discretion, exercised in good faith, to establish from time to time;

provided, that (x) the sum of the advances to the UK Borrowers with respect to clause (ii) above shall at no time exceed Seven Million and No/100 Dollars ($7,000,000), (y) the sum of the advances to all US Borrowers with respect to clause (iii) above shall at no time exceed Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000), and (z) the sum of all the advances to all Borrowers with respect to SUBSECTION 2(a) shall in no event exceed the Maximum Loan Limit LESS the then-outstanding principal balance of the Term Loans (the "MAXIMUM REVOLVING LOAN LIMIT"). Notwithstanding anything herein to the contrary, the Borrowers agree and acknowledge that as of any date of determination, the outstanding Revolving loans shall be allocated first to the availability limits described in SUBSECTION 2(a)(iv) hereof, to the extent of such availability limits as of such date, and then to the other categories under SUBSECTION 2(a).

                  The aggregate unpaid principal balance of the Revolving Loans to any Borrower shall not at any time exceed the lesser of (i) such Borrower's Revolving Loan Limit minus such Borrower's Letter of Credit Obligations and (ii) the Maximum Revolving Loan Limit MINUS the sum of the outstanding amount of all Revolving Loans to all other Borrowers PLUS the Letter of Credit Obligations to all Borrowers. If at any time the outstanding Revolving Loans exceeds the Maximum Revolving Loan Limit minus the Letter of Credit Obligations, or any portion of the Revolving Loans and Letter of Credit Obligations exceeds any applicable sublimit or any Borrower's Revolving Loan Limit, the applicable Borrowers shall promptly (but in any event within one (1) Business Day), and without the necessity of demand by Agent, pay to Agent such amount as may be necessary to eliminate such excess and Agent shall apply such payment to the Revolving Loans to reduce any such excess such that outstanding Revolving Loans do not exceed any applicable sublimit. Notwithstanding anything to the contrary contained herein, if (x) the Maximum Loan Limit shall exceed (y) the difference between (a) $35,000,000 minus (b) the sum of all mandatory prepayments of the Term Loans occurring from and after the Closing Date (the difference of (a) and (b), the "Reduced Loan Limit" and the amount by which (x) exceeds (y), the "Shortfall Amount"), the Lenders shall not have any obligation to fund any Loans in excess of the Reduced Loan Limit unless and until the Requisite Lenders shall have received evidence reasonably satisfactory to the Requisite Lenders that the Borrowers and the Loan Parties are permitted to incur additional "Senior Indebtedness" under and as defined in the Indenture in an amount not less than the Shortfall Amount at the time of such requested borrowing.

                  Each Borrower hereby authorizes Agent, in its sole discretion, to charge any of such Borrower's accounts or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement or the Other Agreements. To the extent Agent charges any Borrower's account with any fees (not otherwise scheduled to be paid hereunder), costs or expenses, Agent will promptly provide notice of such charge to such Borrower.

                  A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: each UK Borrower requesting such Revolving Loan shall give Agent at least one (1) Business Day prior notice of its request for a Revolving Loan as a Prime Rate Loan, and at least four (4) Business Days prior notice of its request for a Revolving Loan as a LIBOR Rate Loan, and each US Borrower requesting a Revolving Loan shall give Agent same day notice, no later than 10:30 a.m. (Chicago time) for such day of its request for a Revolving Loan as a Prime Rate Loan, and at least three (3) Business Days prior notice of its request for a Revolving Loan as a LIBOR Rate Loan, in which each such notice such Borrower shall specify the amount of the proposed borrowing, the proposed borrowing date and the applicable Interest Period, if any. In the event that a Borrower maintains a controlled disbursement account at LaSalle Bank or its affiliates, each check presented for payment against such controlled disbursement account and any other charge or request for payment against such controlled disbursement account shall constitute a request for a Revolving Loan as a Prime Rate Loan. As an accommodation to Borrowers, Agent may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrowers. Unless a Borrower specifically directs Agent in writing not to accept or act upon telephonic or electronic communications from such Borrower, Agent shall have no liability to Borrowers for any loss or damage suffered by a Borrower as a result of Agent's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent by a Borrower and Agent shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

                  Each Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolving Loan requested by such Borrower, or deemed to be requested by such Borrower, as follows: the proceeds of each Revolving Loan requested under SECTION 2(a) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from such Borrower, and in the case of each subsequent borrowing, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by such Borrower and Agent from time to time, or elsewhere if pursuant to a written direction from such Borrower.

                   (b) TERM LOAN. Subject to the terms and conditions of this Agreement and the Other Agreements, on the date that the conditions to the initial Loans are satisfied, each Lender, severally and not jointly, agrees to
(i) make a term loan to ATPI in an amount equal to its Pro Rata Share of Two Million Eight Hundred Thousand And No/100 Dollars ($2,800,000) (such amount reflecting Agent's valuation of ATPI's real property located at One Kool Path, 67 Primrose Drive, Laconia, New Hampshire as determined by an appraisal conducted on behalf of Agent prior to the Closing Date) and (ii) make a term loan to Fluent Holdings in an amount equal to its Pro Rata Share of Five Million Eight Hundred Thousand And No/100 Dollars ($5,800,000) (such amount reflecting Agent's valuation of Fluent Holdings' real property located at Centenna Resource Plaza, 10 Cavendish Point, Lebanon, New Hampshire as determined by an appraisal conducted on behalf of Agent prior to the Closing Date) (collectively, the "TERM LOANS" and each a "TERM LOAN"). Amounts repaid with respect to the Term Loans may not be reborrowed.

                  (c) AVAILABILITY REDUCTIONS. The availability described in SUBSECTION 2(a)(iv) above shall be automatically and permanently reduced with respect to US Borrowers, on a ratable basis (based on their respective contributions to such availability), by One Hundred Forty-Four Thousand and No/100 Dollars ($144,000) per quarter commencing on November 1, 2002 and continuing on the first day of each February, May, August and November thereafter, and shall be automatically and permanently reduced to zero upon the earliest to occur of (A) the date upon which demand for repayment of the Loans is made by Requisite Lenders as a result of the occurrence and continuation of an Event of Default and (B) the end of the Original Term or any Renewal Term if this Agreement is renewed pursuant to SECTION 10 hereof. If any date for reduction is not a Business Day, then such reduction shall be made on the next succeeding Business Day. The amount of quarterly reductions set forth above may be reduced from time to time in accordance with SUBSECTION 2(d)(iii), SUBSECTION 8(f) or SUBSECTION 13(d) hereof.

                  (d) REPAYMENTS. Unless the Liabilities shall become due and payable pursuant to Section 16 hereof or otherwise, the Liabilities shall be repaid as follows:

                           (i) REPAYMENT OF REVOLVING LOANS AND OTHER
LIABILITIES. The Revolving Loans and all other Liabilities (unless repaid sooner pursuant to the terms of this Agreement) shall be repaid on the last day of the Original Term or any Renewal Term if this Agreement is renewed pursuant to
SECTION 10 hereof.

                           (ii) REPAYMENT OF TERM LOANS. Each Term Loan shall be
repaid in forty (40) equal quarterly installments of (A) Seventy Thousand and No/100 Dollars ($70,000) with respect to the Term Loan of ATPI and (B) One Hundred Forty-Five Thousand and No/100 Dollars ($145,000) with respect to the Term Loan of Fluent Holdings, in each case payable on November 1, 2002 and continuing on the first day of each February, May, August and November thereafter; provided, that any remaining outstanding principal balance of the Term Loans shall be repaid upon the earliest to occur of (A) the date upon which demand for repayment of the Loans is made by Requisite Lenders as a result of the occurrence and continuance of an Event of Default and (B) the end of the Original Term or any Renewal Term if this Agreement is renewed pursuant to
SECTION 10 hereof. If any such payment due date is not a Business Day, then such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder. The amount of quarterly installments for each Term Loan set forth above may be reduced from time to time in accordance with SUBSECTION 2(d)(iii), SUBSECTION 8(f) or SUBSECTION 13(d) hereof. None of the scheduled quarterly installment payments described in this SUBSECTION 2(d)(ii) shall be deemed to constitute a mandatory prepayment of the Term Loans but rather shall be deemed to constitute scheduled amortization payments in respect of the Term Loans.

                           (iii) MANDATORY PREPAYMENTS. Upon receipt of the
proceeds of the sale or other disposition of any Borrower's Equipment included in any Revolving Loan Limit of Borrowers or any Borrower's real property which is subject to a lien in favor of Agent or if any such Equipment or real property is damaged, destroyed or taken by condemnation in whole or in part, the net proceeds thereof shall be paid by such Borrower to Agent as a mandatory prepayment of the Liabilities in accordance with SUBSECTION 8(f) hereof. If any prepayment is from proceeds of such Equipment, the availability described in subsection 2(a)(iv) shall be permanently reduced by the greater of (A) the net proceeds received in connection with the sale, disposition, condemnation or casualty with respect to such Equipment or (B) eighty percent (80%) of the orderly liquidation value of such Equipment (as determined on the Closing Date), with such reduction being allocated to the availability installment reduction described in SUBSECTION 2(c) above ratably against all remaining installments; provided that such permanent availability reduction shall be reinstated to the extent set forth below if, within ninety (90) days after the date of such availability reduction, (1) the Borrower whose Equipment was subject to the prepayment has produced an appraisal of other Equipment not previously appraised (or previously part of any Revolving Loan Limit), (2) such appraisal is by an appraiser, and based on methodology, reasonably acceptable to Agent and (3) Agent has a first priority perfected lien on such Equipment. The amount of the availability reduction which shall be reinstated shall be equal to eighty percent (80%) of the orderly liquidation value of such other Equipment, as set forth in such appraisal, but in no event more than the temporary availability reduction.

                  (e) NOTES. The Loans shall, in Agent's sole discretion, be evidenced by one or more promissory notes in form and substance substantially as set forth in any note delivered on the Closing Date or otherwise reasonably satisfactory to Agent and Borrowers. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Agent.

                  (f) FUNDING OF LOANS. No Lender shall be required to advance any Loans in excess of such Lender's Commitment. With respect to any Loans requested by a Borrower hereunder, each Lender agrees that Agent may, but shall not be obligated to, make such Loans to each Borrower on behalf of Lenders as a "Disproportionate Advance" (as defined below). Neither Agent nor any Lender shall be responsible for any failure by any other Lender to perform its obligations to make advances hereunder, or the failure of any Lender to provide its Pro Rata Share of any Loans hereunder. If any Borrower makes a request for a Loan as provided herein, Agent, at its option and in its sole and absolute discretion, shall do either of the following:

                           (i) Advance the amount of the proposed Loan to such
Borrower disproportionately (a "DISPROPORTIONATE ADVANCE") out of Agent's own funds on behalf of Lenders, which advance shall be on the same day as such Borrower's request therefor with respect to Prime Rate Loans if such Borrower notifies Agent of such request by 10:30 a.m. (Chicago time) on such day, and request settlement in accordance with SECTION 32 hereof such that upon such settlement each Lender's share of the outstanding Loans (including, without limitation, the amount of any Disproportionate Advance) equals its Pro Rata Share; or

                           (ii) Notify each Lender by telecopy, electronic mail
or other similar form of teletransmission of the proposed advance on the same day Agent is notified or deemed notified by such Borrower of such Borrower's request for an advance pursuant to this SECTION 2 of this Agreement. Each Lender shall remit, to the demand deposit account designated by such Borrower, (A) with respect to Prime Rate Loans, on or prior to 11:30 a.m. (Chicago time), on the date such Prime Rate Loans are to be advanced, and (B) with respect to LIBOR Rate Loans, at or prior to 10:30 a.m. (Chicago time), on the date such LIBOR Rate Loans are to be advanced, immediately available funds in an amount equal to such Lender's Pro Rata Share of such proposed advance.

                  If and to the extent that a Lender does not settle with Agent as required under this Agreement (a "Defaulting Lender"), Borrowers and Defaulting Lender severally agree to repay to Agent forthwith on demand such amount required to be paid by such Defaulting Lender to Agent, together with interest thereon, for each day from the date such amount is made available to a Borrower until the date such amount is repaid to Agent (x) in the case of a Defaulting Lender at the rate published by the Federal Reserve Bank of New York on the next succeeding Business Day as the "Federal Funds Rate" or if no such rate is published for any Business Day, at the average rate quoted for such day for such transactions from three (3) federal funds brokers of recognized standing selected by Agent, and (y) in the case of Borrowers, at the interest rate applicable at such time for such Loans; provided, that Borrowers' obligation to repay such advance to Agent shall not relieve such Defaulting Lender of its liability to Agent for failure to settle as provided in this Agreement.

3. LETTERS OF CREDIT.

                  (a) GENERAL TERMS. Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term or any Renewal Term, Agent shall, from time to time, unless (x) the Agent has provided written notice to any Borrower of the election of Requisite Lenders not to advance Loans as a result of the existence of an Event of Default or (y) an Event of Default has occurred and is continuing under SUBSECTIONS 15(g), (h),
(i) AND/OR (j) hereof, cause to be issued and co-sign for or otherwise guarantee, upon a Borrower's request, commercial and/or standby Letters of Credit; provided, that (i) the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed Five Million Dollars ($5,000,000) and (ii) such Letters of Credit may only be issued for the account of Aavid Thermalloy, Fluent, Aavid-UK and Fluent-UK. Borrowers shall remit to Agent for the benefit of Lenders, a Letter of Credit fee equal to one percent (1.00%) per annum on the aggregate undrawn face amount of all Letters of Credit outstanding, which fee shall be payable monthly in arrears on the last Business Day of each month. Borrowers shall also pay on demand the normal and customary administrative charges of the issuer of the Letter of Credit for issuance, amendment, negotiation, renewal or extension of any Letter of Credit, and if not so paid, each Lender shall, without regard to any other provision of this Agreement or any of the Other Agreements, any defense that a Borrower may have to its obligation to pay the issuer of a Letter of Credit in connection with such charges or any defense any Lender may have in connection with the participation described in SUBSECTION 3(e) below in connection with any Letter of Credit, pay the issuer of a Letter of Credit such Lender's Pro Rata Share of such fees and charges. Each Lender acknowledges and agrees that it shall not be entitled to any of the charges of the issuer of a Letter of Credit.

                  (b) REQUESTS FOR LETTERS OF CREDIT. Each Borrower shall make requests for Letters of Credit in writing at least two (2) Business
Days prior to the date such Letter of Credit is to be issued. Each such request shall specify the date such Letter of Credit is to be issued, the amount thereof, the name and address of the beneficiary thereof and a description of the transaction to be supported thereby. Any such notice shall be accompanied by the form of Letter of Credit requested and any application or reimbursement agreement required by the issuer of such Letter of Credit. If any term of such application or reimbursement agreement is inconsistent with this Agreement, then the provisions of this Agreement shall control to the extent of such inconsistency.

                  (c) OBLIGATIONS ABSOLUTE. Each Borrower shall be obligated to reimburse the issuer of any Letter of Credit or Lenders, if Lenders have reimbursed such issuer on a Borrower's behalf, for any payments made in respect of any Letter of Credit, which obligation shall be unconditional and irrevocable and shall be paid on the same day such payment on the Letter of Credit is made regardless of: (i) any lack of validity or enforceability of any Letter of Credit, (ii) any amendment or waiver of or consent or departure from all or any provisions of any Letter of Credit, this Agreement or any Other Agreement, (iii) the existence of any claim, set off, defense or other right which a Borrower or any other Person may have against any beneficiary of any Letter of Credit, Agent and/or any Lender or the issuer of the Letter of Credit, (iv) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (v) any payment under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, and (vi) any other act or omission to act or delay of any kind of the issuer of such Letter of Credit or any other Person or any other event or circumstance that might otherwise constitute a legal or equitable discharge of a Borrower's obligations hereunder. It is understood and agreed by each Borrower that the issuer of any Letter of Credit may accept documents that appear on their face to be in order without further investigation or inquiry, regardless of any notice or information to the contrary. If the issuer of any Letter of Credit is not so reimbursed, each Revolving Lender shall, without regard to any other provision of this Agreement or any of the Other Agreements, any defense that a Borrower may have to its obligation to reimburse the issuer of any Letter of Credit in connection with such payment or any defense any Lender may have in connection with such payment or any defense any Lender may have in connection with the participation described in SUBSECTION 3(e) below in connection with any Letter of Credit, reimburse the issuer of any Letter of Credit for such Lender's Pro Rata Share of such payment.

                  (d) EXPIRATION DATES OF LETTERS OF CREDIT. The expiration date of each Letter of Credit shall be no later than the earlier of (i) one (1) year from the date of issuance and (ii) the thirtieth (30th) day prior to the end of the Original Term or any Renewal Term. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one or more one (1) year periods, so long as the issuer of any Letter of Credit thereof has the right to terminate the Letter of Credit at the end of each one (1) year period and no extension period extends past the thirtieth (30th) day prior to the end of the Original Term or any Renewal Term.

                  (e) LENDER PARTICIPATION. Immediately upon the issuance of a Letter of Credit in accordance with this Agreement, each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation therein to the extent of such Lender's Pro Rata Share (including, without limitation, all obligations of Borrowers with respect thereto). Each Borrower hereby indemnifies each of Agent and each Lender against any and all liability and expense it may incur in connection with any Letter of Credit and agrees to reimburse each of Agent and each Lender for any payment made by Agent or any Lender to the issuer of any Letter of Credit, except for any liability incurred as a result of Agent's or such Lender's gross negligence or willful misconduct. Any payments made by the Lenders to the issuer of any Letter of Credit pursuant to SUBSECTIONS 3(a) or
(c) above shall be deemed to constitute reimbursement obligations of the applicable Borrower

(for whose account the Letter of Credit was issued) to the Lenders and such reimbursement obligations of such Borrower shall be due and payable to Agent, for the benefit of the Lenders, on the same date any payment is made by the Lenders and, until paid in full, such reimbursement obligations shall bear interest in accordance with SUBSECTION 4(a)(iii) hereof. To the extent not prohibited under the terms of this Agreement and to the extent not illegal or unlawful for such Borrower to incur Loans to fund reimbursement obligations for Letters of Credit because of an Event of Default described in SUBSECTION 15(g) or otherwise, any payments made by Lenders on account of any Letter of Credit pursuant to SUBSECTION 3(a) or (c) above shall be deemed to automatically constitute Revolving Loans of such Borrower.

                  (f) LIMITATION ON UK BORROWERS. Notwithstanding any provision in this Agreement or in any Other Agreement to the contrary, in no event shall the UK Borrowers be obligated or otherwise liable for any Liabilities incurred by any US Borrower under this SECTION 3.

4. INTEREST, FEES AND CHARGES.

                  (a) INTEREST RATE. Subject to the terms and conditions set forth below, the Liabilities shall bear interest at the per annum rate of interest set forth in SUBSECTION (i), (ii) or (iii) below:

                           (i) With respect to Prime Rate Loans, the Applicable
Base Rate Margin per annum in excess of the Prime Rate in effect from time to time, payable on the last Business Day of each calendar quarter in arrears. Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate.

                           (ii) With respect to LIBOR Rate Loans, the Applicable
LIBOR Rate Margin in excess of the LIBOR Rate for the applicable Interest Period, such rate to remain fixed for such Interest Period. "INTEREST PERIOD" shall mean any continuous period of thirty (30), sixty (60) or ninety (90) days, as selected from time to time by a Borrower requesting such LIBOR Rate Loan by irrevocable notice (in writing, by telecopy, telex, electronic mail or cable) given to Agent not less than four (4) Business Days (in the case of UK Borrowers) or three (3) Business Days (in the case of US Borrowers) prior to the first day of each respective Interest Period; provided that: (A) each such period occurring after such initial period shall commence on the day on which the immediately preceding period expires; (B) the final Interest Period shall be such that its expiration occurs on or before the end of the Original Term or any Renewal Term; and (C) if for any reason a Borrower shall fail to timely select a period, then such Loans shall continue as, or revert to, Prime Rate Loans. Interest shall be payable on the last Business Day of each calendar quarter in arrears and on the last Business Day of such Interest Period; PROVIDED, that with respect to any LIBOR Rate Loan advanced to UK Borrowers on the Closing Date, the interest thereon shall be payable only at the end of such first Interest Period (which shall be a ninety (90) day period selected therefore).

                           (iii) Upon the occurrence of a "Default Interest
Event of Default" (defined below) and during the continuance thereof, at the election of Requisite Lenders, the

Loans shall bear interest at the rate of two percent (2.0%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. To the extent permitted by applicable law, overdue interest, fees and other Liabilities (other than the Loans but including reimbursement obligations under the Letters of Credit which have not been converted to Revolving Loans) shall bear interest at the rate of two percent (2.0%) per annum in excess of the interest rate then applicable to Prime Rate Loans, which interest shall be payable on demand. All interest shall be calculated on the basis of a 360-day year. As used above, the term "Default Interest Event of Default" shall mean an Event of Default existing under (A) SUBSECTION 15(a) hereof, (B) SUBSECTION 15(b) hereof with respect to the covenants set forth in SECTION 14 hereof, (C) SUBSECTION 15(b) hereof with respect to the covenants set forth in SECTION 13 hereof if any such Event of Default is continuing for more than five (5) days and (D) SUBSECTION 15(B) hereof with respect to any other covenants in this Agreement if any such Event of Default is continuing for more than fifteen (15) days; PROVIDED that in no event shall the foregoing definition be construed to limit or otherwise affect the rights and remedies of Required Lenders to accelerate the Liabilities or exercise their other rights and remedies upon the occurrence of an Event of Default.

                           (iv) The Borrowers agree and acknowledge that as of
any date of determination for interest calculation purposes, the outstanding Revolving Loans shall be allocated first to the availability limit described in SUBSECTIONS 2(a)(iv), to the extent of such availability limit as of such date, and then to the other categories under SUBSECTION 2(a). Except as may otherwise be provided in this Agreement, the Revolving Loans allocated to the availability limit described in SUBSECTION 2(a)(iv) hereof shall be deemed to be the last Revolving Loans repaid by any Borrower.

                  (b) OTHER LIBOR PROVISIONS.

                           (i) Subject to the provisions of this Agreement, each
Borrower shall have the option (A) as of any date, to convert all or any part of the Prime Rate Loans to, or request that new Loans be made as, LIBOR Rate Loans of various Interest Periods, (B) as of the last day of any Interest Period, to continue all or any portion of the relevant LIBOR Rate Loans as LIBOR Rate Loans; (C) as of the last day of any Interest Period, to convert all or any portion of the LIBOR Rate Loans to Prime Rate Loans; and (D) at any time, to request new Loans as Prime Rate Loans; provided, that Loans may not be continued as or converted to LIBOR Rate Loans, if the continuation or conversion thereof would violate the provisions of SUBSECTIONS 4(b)(ii) or 4(b)(iii) of this Agreement or if (x) the Agent has provided written notice to any Borrower of the election of Requisite Lenders not to advance Loans as a result of the existence of an Event of Default or (y) an Event of Default has occurred and is continuing under SUBSECTIONS 15(g), (h), (i) AND/OR (j) hereof.

                           (ii) Agent's determination of the LIBOR Rate as
provided above shall be conclusive, absent manifest error. Furthermore, if Agent or any Lender determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest Period that (A) U.S. Dollar deposits of sufficient amount and maturity for funding the Loans are not available to Agent or such Lender in the London InterBank Eurodollar market in the ordinary course of business, or (B) by reason of circumstances affecting the London InterBank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the Loans requested by a Borrower to be LIBOR Rate Loans or the Loans bearing interest at the rates set forth in subsection 4(a)(ii) of this Agreement shall not represent the effective pricing to Agent or such Lender for U.S. Dollar deposits of a comparable amount for the relevant period (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in determining the rate), Agent and/or such Lender shall promptly notify such Borrower and (1) all existing LIBOR Rate Loans shall convert to Prime Rate Loans upon the end of the applicable Interest Period, and
(2) no additional LIBOR Rate Loans shall be made until such circumstances are cured.

                           (iii) If, after the date hereof, the introduction of,
or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Agent or any Lender or their respective lending offices (a "REGULATORY CHANGE"), shall, in the opinion of counsel to Agent or such Lender, make it unlawful for Agent or such Lender to make or maintain LIBOR Rate Loans, then Agent or such Lender shall promptly notify the requesting Borrower and (A) the LIBOR Rate Loans shall immediately convert to Prime Rate Loans on the last Business Day of the then existing Interest Period or on such earlier date as required by law and (B) no additional LIBOR Rate Loans shall be made until such circumstance is cured.

                           (iv) If, for any reason, a LIBOR Rate Loan is paid
prior to the last Business Day of any Interest Period or if a LIBOR Rate Loan does not occur on a date specified by the requesting Borrower in its request (other than as a result of a default by Agent or any Lender), each Borrower agrees to indemnify Agent and Lenders against any loss, costs and expenses in connection with the redeployment of the deposits or other funds acquired by Agent and any Lender to fund or maintain such LIBOR Rate Loan or from fees payable to terminate the deposits from which such funds were obtained.

                           (v) If any Regulatory Change (whether or not having
the force of law) shall (A) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, Agent or any Lender; (B) subject Agent or any Lender or the LIBOR Rate Loans to any LIBOR Tax or change the basis of taxation of payments to Agent or any Lender of principal or interest due from a Borrower to Agent or any Lender hereunder (other than a change in the taxation of the overall net income of Agent or any Lender); or (C) impose on Agent or any Lender any other condition regarding the LIBOR Rate Loans or Agent's or any Lender's funding thereof, and Agent or any Lender shall determine (which determination shall be conclusive, absent any manifest error) that the result of the foregoing is to increase the cost to Agent or such Lender of making or maintaining the LIBOR Rate Loans or to reduce the amount of principal or interest received by Agent or such Lender hereunder, then Borrowers shall pay to Agent or such Lender, on demand, such additional amounts as Agent or such Lender shall, from time to time, determine are sufficient to compensate and indemnify Agent or such Lender from such increased cost or reduced amount.

                           (vi) Agent and Lenders shall receive payments of
amounts of principal of and interest with respect to the LIBOR Rate Loans free and clear of, and without deduction for, any LIBOR Tax. If (A) Agent or any Lender shall be subject to any LIBOR Tax in respect of any LIBOR Rate Loans or any part thereof or, (B) Borrowers shall be required to withhold or deduct any LIBOR Tax from any such amount, the LIBOR Rate applicable to such LIBOR Rate Loans shall be adjusted by Agent and such Lender to reflect all additional costs incurred by Agent and such Lender in connection with the payment by Agent and such Lender or the withholding by a Borrower of such LIBOR Tax and Borrowers shall provide Agent and such Lender with a statement detailing the amount of any such LIBOR Tax actually paid by Borrowers. Determination by Agent and any Lender of the amount of such costs shall be conclusive, absent manifest error. If after any such adjustment any part of any LIBOR Tax paid by Agent or any Lender is subsequently recovered by Agent or such Lender, Agent or such Lender shall reimburse Borrowers to the extent of the amount so recovered. Nothing herein shall be deemed to impose any obligation on Agent or any Lender to either seek or monitor the recovery of any LIBOR Tax. A certificate of an officer of Agent or such Lender setting forth the amount of such recovery and the basis therefore shall be conclusive, absent manifest error.

                           (vii) Each request for LIBOR Rate Loans shall be in
an amount not less than One Million and No/100 Dollars ($1,000,000), and in integral multiples of, One Million and No/100 Dollars ($1,000,000).

                           (viii) Unless otherwise specified by a Borrower, all
Loans shall be Prime Rate Loans.

                           (ix) With respect to each of Aavid Thermalloy and
Fluent, no more than three (3) Interest Periods for each such Borrower may be in effect with respect to outstanding LIBOR Rate Loans to such Borrower at any one time. With respect to each UK Borrower, no more than two (2) Interest Periods for each such Borrower may be in effect with respect to outstanding LIBOR Rate Loans to such Borrower at any one time.

                  (c) FEES AND CHARGES.

                           (i) FEE LETTER. Borrowers agree to pay the fees and
amounts set forth in the Fee Letter in the amounts and at the times specified therein.

                           (ii) UNUSED LINE FEE. Borrowers shall jointly and
severally pay to Agent, for the ratable benefit of the Lenders based on their Pro Rata Shares, an unused line fee of one-quarter of one percent (0.25%) of the difference between the Maximum Revolving Loan Limit and the average daily balance of the Revolving Loans plus the Letter of Credit Obligations for each quarter, which fee shall be fully earned by Lenders and payable quarterly in arrears on the last Business Day of each calendar quarter. Said fee shall be calculated on the basis of a 360 day year

                           (iii) COSTS AND EXPENSES. Borrowers shall reimburse
Agent and each Lender for all reasonable out-of-pocket costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees, incurred by Agent and Lenders in connection with the (i) documentation and consummation of this transaction and any other transactions between

Borrowers and Agent or any Lender, including, without limitation, Uniform Commercial Code the Companies Act of 1985 of England and Wales (as from time to time amended or re-enacted) and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral;
(iii) collection of any Liabilities; (iv) field exams conducted by Agent or any Person at the direction of Agent and (v) administration, work-out, restructuring and/or enforcement of any of Agent's or any Lender's rights under this Agreement or any Other Agreement. Borrowers shall also pay all normal service charges with respect to all accounts maintained by each Borrower with LaSalle Bank and its affiliates and any additional services requested by a Borrower from LaSalle Bank and its affiliates. All such costs, expenses and charges shall, if owed to LaSalle Bank and its affiliates, be reimbursed by Agent and in such event or in the event such costs and expenses are owed to Agent, shall constitute Liabilities hereunder, shall be payable by Borrowers to Agent on demand.

                           (iv) CAPITAL ADEQUACY CHARGE. If Agent or any Lender
shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by Agent or such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the date hereof, does or shall have the effect of reducing the rate of return on such party's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's or such Lender's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by Agent or such Lender to Borrowers of a written demand therefore ("CAPITAL ADEQUACY DEMAND") together with the certificate described below, Borrowers shall pay to Agent or such Lender such additional amount or amounts ("CAPITAL ADEQUACY CHARGE") as will compensate Agent or such Lender for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination. A certificate of Agent or the applicable Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to Agent or the applicable Lender, and the method by which such amount was determined. In determining such amount, Agent or such Lender may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.

                  (d) MAXIMUM INTEREST. It is the intent of the parties that the rate of interest and other charges to each Borrower under this Agreement and the Other Agreements shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Agent or any Lender may lawfully charge such Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to such Borrower.

5. COLLATERAL

                  (a) GRANT OF SECURITY INTEREST TO AGENT. As security for the payment of all Loans now or in the future made by Agent and/or any Lender to Borrowers hereunder and for the payment or other satisfaction of all other Liabilities, each US Obligor hereby assigns to Agent, for the benefit of Agent and Lenders, and grants to Agent, for the benefit of Agent and Lenders, a continuing security interest in the following property of such US Obligor, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by such US Obligor has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such US Obligor; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and Fixtures; (e) all Investment Property; (f) all Deposit Accounts, bank accounts, deposits and cash;
(g) all Letter-of-Credit Rights; (h) Commercial Tort Claims listed on Exhibit C hereto (i) any other property of such US Obligor now or hereafter in the possession, custody or control of Agent, any Lender or any agent or any parent, affiliate or subsidiary of Agent or any Lender or any participant with any Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (j) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of such US Obligor's books and records relating to any of the foregoing and to such US Obligor's business. Notwithstanding the foregoing, with respect to any security interest and lien granted by a US Obligor in favor of Agent on any of such US Obligor's Capital Stock issued by a Foreign Subsidiary, no more than 66.5% of the issued and outstanding Capital Stock of such Foreign Subsidiary shall secure the Liabilities owing by the US Obligors.

                  (b) OTHER SECURITY. Agent, in its sole discretion, without waiving or releasing any obligation, liability or duty of any US Obligor under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by Agent in respect thereof and all reasonable costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Agent shall constitute Liabilities, payable by Borrowers to Agent on demand.

                  (c) POSSESSORY COLLATERAL. Promptly upon any US Obligor's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Tangible Chattel Paper and any Investment Property consisting of certificated securities, such US Obligor shall deliver the original thereof to Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Agent (in form and substance reasonably acceptable to Agent). If an endorsement or assignment of any such items shall not be made for any reason, Agent is hereby irrevocably authorized, as such US Obligor's attorney and agent-in-fact, to endorse or assign the same on such US Obligor's behalf.

                  (d) ELECTRONIC CHATTEL PAPER. To the extent that a US Obligor obtains or maintains any Electronic Chattel Paper, such US Obligor shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses
(iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies Agent as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by the Agent or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Agent, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

6. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.

                  Each Loan Party shall, at Agent's request, at any time and from time to time, authenticate, execute and deliver to Agent such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Agent) and do such other acts and things or cause third parties to do such other acts and things as Agent may deem reasonably necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Agent (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Each Loan Party irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as such Loan Party's true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Agent's security interest in the Collateral. Each Loan Party further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement. Each Loan Party further ratifies and confirms the prior filing by Agent of any and all financing statements which identify such Loan Party as debtor, Agent as secured party and any or all Collateral as collateral. All liens granted to Agent hereunder and under the Other Agreements and all Collateral delivered to Agent hereunder and under the Other Agreements shall be deemed to have been granted and delivered to Agent, for the benefit of Agent and Lenders, to secure the Liabilities.

7. POSSESSION OF COLLATERAL AND RELATED MATTERS.

                  Until otherwise notified by Agent at the direction of the Requisite Lenders following the occurrence and continuance of an Event of Default, each Loan Party shall have the right, except as otherwise provided in this Agreement, in the ordinary course of such Loan

Party's business, to (a) sell, lease or furnish under contracts of service any of such Loan Party's Inventory and non-exclusive licenses of General Intangibles normally held by such Loan Party for any such purpose and (b) use and consume any raw materials, work in process or other materials normally held by such Loan Party for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by such Loan Party.

8. COLLECTIONS.

         (a) Each US Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box (the "LOCK BOX") designated by, and under the exclusive control of, Agent, at a financial institution reasonably acceptable to Agent. Each US Borrower shall establish an account (the "LOCK BOX ACCOUNT") in Agent's name with a financial institution reasonably acceptable to Agent, into which all payments received in the Lock Box shall be deposited, and into which such US Borrower will promptly (but within one (1) Business Day of receipt) deposit all payments received by such US Borrower on Accounts in the identical form in which such payments were received, whether by cash or check. If a US Borrower, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of a US Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with a US Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, such US Borrower and each such Person shall receive all such items in trust for Agent and, promptly (but no later than one (1) Business Day) upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account. The financial institution with which the Lock Box Account is established shall acknowledge and agree, in a manner reasonably satisfactory to Agent, that the amounts on deposit in such Lock Box Account are under the sole and exclusive control of Agent, that such financial institution will follow the instructions of only the Agent with respect to disposition of funds in the Lock Box and Lock Box Account without further consent from such US Borrower, that such financial institution has no right to setoff against the Lock Box or Lock Box Account or against any other account maintained by such financial institution into which the contents of the Lock Box or Lock Box Account are transferred, and that such financial institution shall wire, or otherwise transfer to Agent in immediately available funds, in a manner satisfactory to Agent, funds deposited in the Lock Box Account on a daily basis as such funds are collected. Each US Borrower agrees that all payments made to such Lock Box Account or otherwise received by Agent, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise, will be applied on account of the Liabilities in accordance with the terms of this Agreement; PROVIDED, that so long as no Event of Default has occurred and is continuing, payments received by Agent shall not be applied to the unmatured portion of the LIBOR Rate Loans, but shall be held in a cash collateral account maintained by Agent, until the earlier of (i) the last Business Day of the Interest Period applicable to such LIBOR Rate Loan and (ii) the occurrence and continuation of an Event of Default; provided, further, that so long as no Event of Default has occurred and is continuing, the immediately available funds in such cash collateral account may be disbursed, at such Borrower's discretion, to such Borrower so long as after giving effect to such disbursement, such Borrower's availability under SUBSECTION 2(a) hereof at such time, equals or exceeds such Borrower's outstanding Revolving Loans at such time. Each US Borrower agrees to pay all reasonable fees, costs and expenses in connection with opening and maintaining each Lock Box and Lock Box Account. All of such fees, costs and expenses if not paid by a US Borrower, may be paid by Agent and in such event all amounts paid by Agent shall constitute Liabilities hereunder, shall be payable to Agent by each US Borrower upon demand. All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by the applicable US Borrower to Agent, and, if that endorsement of any such item shall not be made for any reason, Agent is hereby irrevocably authorized to endorse the same on such Borrower's behalf. For the purpose of this section, each US Borrower irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as such US Borrower's true and lawful attorney and agent-in-fact
(i) to endorse such US Borrower's name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of such US Borrower or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof and (iii) to have access to any lock box or postal box into which any of such US Borrower's mail is deposited, and open and process all mail addressed to such US Borrower and deposited therein.

         (b) Each UK Borrower shall establish, and the UK Borrowers shall direct all of their Account Debtors to make all payments on the Accounts directly to, an account (the "UK ACCOUNT") with a financial institution reasonably acceptable to Security Trustee into which all Proceeds of Collateral in respect of UK Borrowers shall be deposited. If a UK Borrower, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of a UK Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with a UK Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of such Collateral, such UK Borrower and each such Person shall receive all such items in trust for Security Trustee and promptly (but no later than one (1) Business Day) upon receipt thereof, shall remit the same/or cause the same to be remitted in kind to the UK Account. If required by Security Trustee, the UK Borrowers and the financial institution with which the UK Account is established shall enter into an account control agreement with Security Trustee in form and substance reasonably satisfactory to Security Trustee, granting Security Trustee a perfected fixed charge over the UK Account and all present and future obligations of the Account Debtors to the UK Borrowers for payment of money together with all connected rights, claims, deposits and payments (or acknowledging Security Trustee's perfected fixed charge in the UK Account), requiring such financial institution to wire or otherwise transfer to Security Trustee, in a manner satisfactory to Security Trustee, available funds deposited in the UK Account on a periodic basis to be determined by Security Trustee and containing such other terms as Security Trustee shall require. Any payments so received by Security Trustee from the UK Account will be applied on account of the Liabilities in accordance with the terms of this Agreement. UK Borrowers agree to pay all fees, costs and expenses in connection with opening and maintaining the UK Account. All of such reasonable fees, costs and expenses if not paid by UK Borrowers, may be paid by Security Trustee and in such event all amounts paid by Security Trustee shall constitute Liabilities hereunder, shall be payable to Security Trustee by UK Borrowers on demand.

         (c) Agent (or Security Trustee, as applicable) may, at any time and from time to time after the occurrence and during the continuance of an Event of Default and upon the direction of Requisite Lenders, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of each Loan

Party's Accounts or other amounts owed to a Loan Party by suit or otherwise;
(ii) exercise all of such Loan Party's rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to such Loan Party; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to such Loan Party, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of such Loan Party or other amount owed to such Loan Party upon such terms, for such amount and at such time or times as Agent deems advisable; (v) prepare, file and sign such Loan Party's name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to such Loan Party; and (vi) do all other acts and things which are necessary, in Agent's (or Security Trustee's, as applicable) sole discretion, to fulfill such Loan Party's obligations under this Agreement and the Other Agreements and to allow Agent to collect the Accounts or other amounts owed to such Loan Party. In addition to any other provision hereof, Agent (or Security Trustee, as applicable) may at any time, after the occurrence and during the continuance of an Event of Default, at Loan Parties' expense, notify any parties obligated on any of the Accounts to make payment directly to Agent of any amounts due or to become due thereunder.

         (d) For purposes of calculating interest and fees, Agent shall, within one (1) Business Day after receipt by Agent (or Security Trustee, as applicable), at its office in Chicago, Illinois of (i) checks and (ii) cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral, apply the whole or any part of such collections or Proceeds against the Liabilities in such order as is specified in this Agreement. For purposes of determining the amount of Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral shall be applied in whole or in part against the Liabilities, in such order as is specified in this Agreement, on the day of receipt, subject to actual collection.

         (e) On a monthly basis, Agent shall deliver to Borrowers an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrowers unless a Borrower notifies Agent in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to such Borrower and any such notice shall only constitute an objection to the items specifically identified.

         (f) With respect to any Borrower, upon receipt by Agent (or Security Trustee, as applicable) of cash proceeds of such Borrower's Collateral from the Lockbox Account or the UK Account, as applicable, or from any sale, lease, casualty loss, condemnation loss, foreclosure or other disposition of such Borrower's Collateral, Agent (or Security Trustee, as applicable) shall apply such proceeds as follows: FIRST, to all costs and expenses of Agent, Security Trustee, any Lender or their representatives in realizing on such proceeds; SECOND, ratably to all fees due and owing to Agent (or Security Trustee, as applicable) and any Lender until such past due fees have been paid in full; THIRD, (i) if such proceeds were from such Borrower's real property subject to a mortgage in favor of Agent, to any fees, reimbursable expenses and Revolving Loans which are allocable, in Agent's determination, to the administration and preservation of such real property, then to accrued and unpaid interest on the Term Loan of such Borrower, then to principal on the Term Loan of such Borrower applied ratably against the remaining installments of principal until repaid in full, then against accrued and unpaid interest on the other Term Loan, then to principal on the Term Loan of such Borrower applied ratably against the remaining installments of principal until repaid in full, then against accrued and unpaid interest on the other Term Loan, then to principal on the other Term Loan applied ratably against the remaining installments of principal until repaid in full, (ii) if such proceeds were from Eligible Accounts, Eligible Inventory or Equipment of such Borrower, to any fees and reimbursable expenses which are allocable, in Agent's (or Security Trustee's, as applicable) determination, to the administration and preservation of the such Eligible Accounts, Eligible Inventory or Equipment, then to accrued and unpaid interest on such Borrower's Revolving Loan, then to principal on such Borrower's Revolving Loans until paid in full, then to any outstanding reimbursement obligations in connection with such Borrower's Letters of Credit until paid in full and then to provide cash collateral for such Borrower's Letter of Credit Obligations, and (iii) unless otherwise specified in this Agreement, if such proceeds were from any other Collateral of a Borrower, to any fees and reimbursable expenses and Revolving Loans which are allocable, in Agent's determination, to the administration and preservation of such Collateral, then to accrued and unpaid interest on such Borrower's Loans (ratably as to all Loans), then to principal on such Borrower's Loans (ratably as to all Loans), applied ratably against all remaining installments of principal as applicable, until paid in full, then to any outstanding reimbursement obligations in connection with such Borrower's Letters of Credit until paid in full and then to provide cash collateral for such Borrower's Letter of Credit Obligations; and FOURTH, to all other Liabilities in such order as Agent (or Security Trustee, as applicable) shall determine. Upon receipt by Agent (or Security Trustee, as applicable) of cash proceeds of any other Collateral not otherwise specified above or other amounts which are for the purpose of repaying the Liabilities as required by this Agreement, unless otherwise specified in this Agreement, such proceeds shall be applied as follows: FIRST, to all costs and expenses of Agent, Security Trustee, any Lender or their representatives in realizing on such proceeds; SECOND, to all fees due and owing to Agent (or Security Trustee, as applicable), and then to any Lender until such past due fees have been paid in full; THIRD, if Borrowers are making an optional prepayment of the liabilities, in such order as Borrowers shall request; FOURTH, to accrued and unpaid interest on the Loans (ratably as to all Loans), then to principal on the Loans (ratably as to all Loans), applied ratably against all remaining installments of principal, as applicable, until paid in full, then to any outstanding reimbursement obligations in connection with Letters of Credit (ratably as to all Letters of Credit) until paid in full and then to provide cash collateral for all Letter of Credit Obligations (ratably as to all Letter of Credit Obligations), and FIFTH, to all other Liabilities in such order as Agent (or Security Trustee, as applicable) shall determine. Each payment on any of the Loans to or for the account of one or more Lenders entitled to such payments pursuant to the preceding sentence shall be allocated among such Lenders based on their respective Pro Rata Shares of such Loans. Notwithstanding any provision contained in this Agreement or any Other Agreement to the contrary, (A) the portion of any Borrower's Revolving Loan allocated to the availability limit set forth in SUBSECTION 2(a)(iv) shall be repaid last and (B) all the Liabilities shall be deemed cross-collateralized as to all the Collateral and after application of the proceeds of designated Collateral to designated Loans as set forth in the first sentence of this SUBSECTION 8(f), any remaining proceeds shall be applied to all other Liabilities as determined by Agent (or Security Trustee, as applicable) on a pro rata basis; provided, that in no event shall any Collateral of any UK Borrower be deemed to secure the Liabilities of the US Borrowers. Borrowers shall remain liable to Agent, the Security Trustee and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and expenses.

9.  COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.

                  (a) DAILY AND WEEKLY REPORTS. Each Borrower shall deliver to Agent an executed daily loan report and certificate in Agent's then current form at least once each week or more frequently upon Agent's request, which report and certificate shall be accompanied by copies of such Borrower's sales journal, cash receipts journal and credit memo journal for the relevant period. Such report shall reflect the activity of such Borrower with respect to Accounts for the immediately preceding week, and shall be in a form and with such specificity as is reasonably satisfactory to Agent and shall contain such additional information concerning Accounts and Inventory as may be reasonably requested by Agent including, without limitation, but only if specifically requested by Agent, copies of all invoices prepared in connection with such Accounts.

                  (b) MONTHLY REPORTS. Borrowers shall deliver to Agent, in addition to any other reports, as soon as practicable and in any event:
(i) within fifteen (15) days after the end of each calendar month, (A) a detailed trial balance of each Borrower's Accounts aged per invoice date, in form and substance reasonably satisfactory to Agent including, without limitation, the names and addresses of all Account Debtors of each Borrower, and
(B) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as Agent may reasonably request), including a listing of any held checks; (ii) within ten (10) days after the end of each calendar month, the general ledger inventory account balance, a perpetual inventory report and Agent's standard form of Inventory report then in effect or the form most recently requested from Borrowers by Agent, for each Borrower (other than UK Borrowers) by each category of Inventory, together with a description of the monthly change in each category of Inventory; and (iii) at Agent's request, a report detailing all affiliate and shareholders balances arising from affiliate and shareholder transactions that occurred in the prior month's period including, without limitation, all intercompany loans, loans to other Affiliates, employees and other Persons and sales and purchases to and from any Affiliate.

                  (c) FINANCIAL STATEMENTS. Borrowers shall deliver to Agent and the Lenders the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be accompanied by a compliance certificate in the form of EXHIBIT B hereto, which compliance certificate shall include a calculation of all financial covenants contained in this Agreement: (i) no later than thirty (30) days after each calendar month, copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income and cash flow of Borrowers and their Subsidiaries on a consolidated basis, certified by the Chief Financial Officer of each Borrower; PROVIDED, that for the months ending June 30, 2003 and December 31, 2003, the Borrowers shall deliver the foregoing monthly financial statements no later than twenty-three (23) days after each such month; (ii) no later than forty-five (45) days after the end of each of the first three quarters of each Borrower's Fiscal Years, copies of internally prepared financial statements including, without limitation, balance sheets, statements of income and cash flows of Borrowers and their Subsidiaries on a consolidated basis, certified by the Chief Financial Officer of Borrowers and (iii) no later than ninety (90) days after the end of each of Borrowers' Fiscal Years audited annual financial statements with an unqualified opinion by independent certified

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

public accountants selected by Borrowers and reasonably satisfactory to Agent. Such financial statements shall be accompanied by (A) a letter from such accountants acknowledging that they are aware that Agent is relying upon such financial statements in connection with the exercise of its rights hereunder; provided that Borrowers shall only be required to use their reasonable efforts exercised in good faith to obtain such letter, and (B) copies of any management letters sent to a Borrower by such accountants.

                  (d) ANNUAL PROJECTIONS. As soon as practicable and in any event within thirty (30) days after the beginning of each Fiscal Year, Borrowers shall deliver to Agent and the Lenders projected balance sheets, statements of income and cash flow for Borrowers and their Subsidiaries on a consolidated and consolidating basis, for each of the twelve (12) months, during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Agent.

                  (e) EXPLANATION OF BUDGETS AND PROJECTIONS. In conjunction with the delivery of the annual presentation of projections or budgets referred to in SUBSECTION 9(D) above, the President, Vice President, Treasurer or Chief Financial Officer of each Borrower shall respond to any questions asked by Agent or any Lender or reasonable requests for information requested by Agent or any Lender in connection with such projections or budgets.

                  (f) PUBLIC REPORTING. Promptly upon the filing thereof, each Borrower shall deliver to Agent and Lenders copies of all registration statements and annual, quarterly, monthly or other regular reports which such Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

                  (g) PREFERENTIAL CREDITORS. Promptly upon obtaining knowledge thereof, UK Borrowers shall notify Agent of the details of any claim being made by a Preferential Creditor including, without limitation, the identity, amounts owing, the basis for the claim and any other pertinent information relating to such Preferential Creditor's claim.

                  (h) OTHER INFORMATION. Promptly following request therefore by Agent, such other business or financial data, reports, appraisals and projections as Agent may reasonably request.

10. TERMINATION; AUTOMATIC RENEWAL

                  THIS AGREEMENT SHALL BE IN EFFECT FROM THE DATE HEREOF UNTIL THE FOURTH ANNIVERSARY OF THE DATE HEREOF (THE "ORIGINAL TERM") AND SHALL RENEW ITSELF FROM YEAR TO YEAR THEREAFTER (EACH SUCH ONE-YEAR RENEWAL BEING REFERRED TO HEREIN AS A "RENEWAL TERM") IF, AND ONLY IF, THE BORROWERS, THE AGENT AND THE LENDERS HAVE AGREED IN WRITING TO RENEW THIS AGREEMENT. If the term of this Agreement expires or the due date of the Liabilities is accelerated pursuant to
SECTION 16 hereof, then (i) Lenders shall not have any obligation to make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid; and (ii) this Agreement shall terminate on the date thereafter that the Liabilities are paid in full. At such time as Borrowers have repaid all of the Liabilities and this Agreement has terminated, each Borrower shall deliver to Agent a release, in form and substance reasonably satisfactory to Agent, of all obligations and liabilities of Agent, Security Trustee, Lenders and their respective officers, directors, employees, agents, parents, subsidiaries and affiliates to such Borrower, and if such Borrower is obtaining new financing from another lender, such Borrower shall deliver such lender's indemnification of Agent, Security Trustee and Lenders, in form and substance reasonably satisfactory to Agent, for checks which Agent has credited to such Borrower's account, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to such Borrower's account. If, prior to the first anniversary of the Closing Date, Borrowers prepay all of the Liabilities from any source other than income from the ordinary course operations of Borrowers' business and this Agreement is terminated, Borrowers jointly and severally agree to pay to Agent, for the ratable benefit of the Lenders, as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to one percent (1%) of the Maximum Loan Limit.

11. REPRESENTATIONS AND WARRANTIES

                  Each Loan Party hereby represents and warrants to Agent and Lenders, which representations and warranties (whether appearing in this SECTION 11 or elsewhere) shall be true at the time of Loan Parties' execution hereof and the closing of the transactions described herein or related hereto and shall survive the execution and delivery of this Agreement, and shall be remade by each Loan Party at the time each Loan is made or Letter of Credit is issued pursuant to this Agreement.

                  (a) FINANCIAL STATEMENTS AND OTHER INFORMATION. Except in respect of Fluent's revenue recognition policy disclosed to Agent prior to the Closing Date, the financial statements and other information delivered or to be delivered by Borrowers to Agent and Lenders at or prior to the date of this Agreement fairly present in all material respects the financial condition of Borrowers, and there has been no Material Adverse Effect since the date of the financial statements delivered to Agent most recently prior to the date of this Agreement (as of June 30, 2002 with respect to the Closing Date). All factual written information furnished by each Borrower to Agent is true and correct in all material respects as of the date with respect to which such information was furnished.

                  (b) LOCATIONS. The office where each Loan Party keeps its books, records and accounts (or copies thereof) concerning the Collateral, each Loan Party's principal place of business and all of each Loan Party's other places of business, locations of Collateral and post office boxes and locations of bank accounts are as set forth in EXHIBIT A and at other locations within the continental United States of which Agent has been advised by a Loan Party in accordance with SUBSECTION 12(b)(i). The Collateral, including, without limitation, the Equipment (except any part thereof which a Loan Party shall have advised Agent in writing consists of Collateral normally used in more than one state) is kept, or, in the case of vehicles, based, only at the addresses set forth in EXHIBIT A, and at other locations within the continental United States (or, in the case of UK Borrowers, England) of which Agent has been advised by a Loan Party in writing in accordance with SUBSECTION 12(b)(i) hereof.

                  (c) LOANS BY LOAN PARTY. No Loan Party has made any loans or advances to any Affiliate or other Person except for advances permitted hereunder to employees, officers and directors of such Loan Party for travel and other expenses arising in the ordinary course of such Loan Party's business and employee loans and intercompany loans permitted pursuant to SUBSECTION 13(f) hereof.

                  (d) ACCOUNTS AND INVENTORY. Each Account or item of Inventory which a Borrower shall, expressly or by implication, request Agent to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of "Eligible Account" and "Eligible Inventory" as set forth herein and as otherwise established by Agent from time to time.

                  (e) LIENS. Each Loan Party and each of its Subsidiaries is the lawful owner of all Collateral purportedly owned or acquired by such Person, and such Collateral is free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens.

                  (f) ORGANIZATION, AUTHORITY AND NO CONFLICT. Each Loan Party and each of its Subsidiaries is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing in its jurisdiction of organization, the state organizational identification number for each US Obligor is set forth on EXHIBIT A hereto, and each Loan Party is duly qualified and in good standing in all jurisdictions where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary or, if a Loan Party is not so qualified, such Loan Party may cure any such failure; provided that such cure would not (i) cause such Loan Party to lose any of its rights or incur any liens or material penalties or (ii) otherwise affect Agent's rights under this Agreement or any Other Agreement. Each Loan Party and each of its Subsidiaries has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements to which it is a party and perform its obligations hereunder and thereunder. The execution, delivery and performance by each Loan Party and each of its Subsidiaries of this Agreement and the Other Agreements to which it is a party does not conflict with the provisions of the organizational documents of such Person, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which is binding on such Person, and each such Person's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of such Person's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which such Person or any of its property may be bound or affected.

                  (g) LITIGATION. There are no actions or proceedings which are pending or, to the best of any Loan Party's knowledge, threatened against any Loan Party or any Subsidiary of a Loan Party which is reasonably likely to have a Material Adverse Effect, and each Loan Party shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Agent. No US Obligor has any Commercial Tort Claims pending other than those set forth on Exhibit C hereto as Exhibit C may be amended from time to time by the US Obligors.

                  (h) COMPLIANCE WITH LAWS AND MAINTENANCE OF PERMITS. Each Loan Party and each of its Subsidiaries has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect. Each Loan Party and each of its Subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would have a Material Adverse Effect.

                  (i) AFFILIATE TRANSACTIONS. Except as set forth on SCHEDULE 11(i) hereto or as otherwise permitted in this Agreement, no Obligor is conducting, permitting or suffering to be conducted, any transaction with any Affiliate other than transactions with Affiliates pursuant to terms that are no less favorable to such Obligor than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

                  (j) NAMES AND TRADE NAMES. Each Loan Party's name as it appears on its official filing in its jurisdiction of incorporation or organization is as set forth on the first page of this Agreement and no Borrower uses any trade names, assumed names, fictitious names or division names in the operation of its business, except as set forth on SCHEDULE 11(j) hereto, as may be amended from time to time by Borrowers by providing Agent with prior written notice in accordance with SUBSECTION 12(b)(iv) hereof.

                  (k) EQUIPMENT. Each Borrower has good and indefeasible and merchantable title to and ownership of all Equipment. No Equipment of a Borrower is a Fixture to real estate unless such real estate is owned by such Borrower and is subject to a mortgage in favor of Agent, or if such real estate is leased, is subject to a landlord's agreement in favor of Agent on terms reasonably acceptable to Agent or an accession to other personal property unless such personal property is subject to a first priority lien in favor of Agent.

                  (l) ENFORCEABILITY. This Agreement and the Other Agreements to which a Loan Party or any of its Subsidiaries is a party are the legal, valid and binding obligations of such Person and are enforceable against such Person in accordance with their respective terms.

                  (m) SOLVENCY. Each Loan Party and each of its Subsidiaries is, after giving effect to the transactions contemplated hereby, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder.

                  (n) INDEBTEDNESS. Except for the Liabilities and other Indebtedness as permitted by SUBSECTION 13(b) hereof, no Loan Party nor any of its Subsidiaries is obligated (directly or indirectly), for any loans or other Indebtedness.

                  (o) MARGIN SECURITY AND USE OF PROCEEDS. No Loan Party nor any of its Subsidiaries owns any margin securities, and none of the proceeds of the Loans hereunder or the proceeds of any intercompany loans under SUBSECTION 13(f) hereof shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  (p) PARENT, SUBSIDIARIES AND AFFILIATES. Except as set forth on SCHEDULE 11(p) hereto, no Loan Party has any Parents, Subsidiaries or other Affiliates or divisions, nor is any Loan Party engaged in any joint venture or partnership with any other Person. To the extent any Loan Party or its Subsidiaries engages in any transactions permitted under this Agreement that would impact SCHEDULE 11(p), Borrowers shall provide Agent with an amended
SCHEDULE 11(p) at the time of or prior to the consummation of such transaction.

                  (q) NO DEFAULTS. Except in connection with the CIBC Loan Facility, no Loan Party or any of its Subsidiaries is in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does any such Person know of any dispute regarding any contract, lease or commitment which defaults or disputes in the aggregate would reasonably be expected to have a Material Adverse Effect.

                  (r) EMPLOYEE MATTERS. There are no controversies pending or, to the best of any Loan Party's knowledge, threatened between a Loan Party or any of its Subsidiaries and any of its employees, agents or independent contractors other than controversies arising in the ordinary course of business which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and each Loan Party and each of its Subsidiaries is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not reasonably be expected to have a Material Adverse Effect.

                  (s) INTELLECTUAL PROPERTY. Each Loan Party and each of its Subsidiaries possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade styles and trade names to continue to conduct its business as heretofore conducted by it.

                  (t) ENVIRONMENTAL MATTERS. No Loan Party nor any of its Subsidiaries has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each such Person comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder. There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of each Loan Party's knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by a Loan Party or any of its Subsidiaries or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects a Loan Party or any of its Subsidiaries or any of their respective businesses, operations or assets or any properties at which any such Person has transported, stored or disposed of any Hazardous Materials except for such as would not reasonably be expected to have a Material Adverse Effect. No Loan Party nor any of its Subsidiaries has any liability (contingent or otherwise) in excess of $500,000 in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

                  (u) ERISA MATTERS. Each Loan Party and each of its Subsidiaries has paid and discharged all obligations and liabilities arising under ERISA of a character which, if unpaid or unperformed, would reasonably be likely to result in the imposition of a lien against any of its properties or assets. All pension schemes of UK Borrower are fully funded to the extent required by law based on reasonable actuarial assumptions applicable in England.

                  (v) PARENTS. Aavid, Heat, Heat Holdings II, Aavid, ATPI and Fluent Holdings are not engaged in any business other than the ownership of its Subsidiaries and providing management, consulting or similar services to its Subsidiaries.

                  (w) INDENTURE AND CIBC LOAN FACILITY. All of the Liabilities under this Agreement constitute "Senior Indebtedness" and "Designated Senior Indebtedness" under and as defined in the Indenture and this Agreement and the Other Agreements constitute a "Senior Credit Facility" under and as defined in the Indenture. After giving effect to all prepayments made under the CIBC Loan Facility through the Closing Date and the refinancing of the CIBC Loan Facility with the initial Loans made hereunder, the maximum amount of Indebtedness under any Senior Credit Facility which can qualify as "Permitted Indebtedness" under clause (i) of the definition thereof in the Indenture is equal to at least $35,000,000 LESS the amount of any mandatory prepayments of the Term Loans under this Agreement.

                  (x) FINANCIAL ASSISTANCE LAWS. Neither the execution, performance and/or enforceability of this Agreement, the Other Agreements or any of the UK Security Documents nor the obligations and/or liabilities incurred or otherwise created hereunder or thereunder constitute unlawful financial assistance within the meanings of sections 151 and 152 of the Companies Act 1985 of England and Wales (as from time to time amended or re-enacted).

                  (y) INACTIVE SUBSIDIARIES. Each of Aavid Engineering Export, Inc., Aavid Thermalloy SW, LLC, Aavid Thermalloy International Limited and Aavid Thermalloy (UK) Limited is an inactive Subsidiary of the Loan Parties and does not maintain any material assets or liabilities and does not engage in any business activities.

12. AFFIRMATIVE COVENANTS.

                  Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Loan Parties obtain Requisite Lenders' prior written consent (or all Lenders' prior written consent if required under SECTION 30 hereof) waiving or modifying any of Loan Parties' covenants hereunder in any specific instance, each Loan Party covenants and agrees as follows:

                  (a) MAINTENANCE OF RECORDS. Each Loan Party shall, and shall cause each of its Subsidiaries to, at all times keep accurate and complete books, records and accounts with respect to all of such Person's business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on EXHIBIT A;

                  (b) NOTICES. Each Loan Party shall, and shall cause each of its Subsidiaries to:

                          (i) LOCATIONS. Promptly (but in no event less than
ten (10) days prior to the occurrence thereof) notify Agent of the proposed opening of any new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change of in the location of such Person's books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any Lender account or, if any of the Collateral consists of Goods of a type normally used in more than one jurisdiction, the use of any such Goods in any jurisdiction other than a jurisdiction in which such Person has previously advised Agent that such Goods will be used.

                          (ii) ELIGIBLE ACCOUNTS AND INVENTORY. Concurrently
with the delivery of any loan report in accordance with SUBSECTION 9(a) hereof, notify Agent if any Account or Inventory identified by a Borrower to Agent as an Eligible Account or Eligible Inventory became ineligible for any reason.

                          (iii) LITIGATION AND PROCEEDINGS. Promptly upon
becoming aware thereof, notify Agent of any actions or proceedings which are pending or threatened against any Loan Party or any of its Subsidiaries which are reasonably likely to have a Material Adverse Effect and of any Commercial Tort Claims of any US Obligor which may arise, which notice shall constitute such US Obligor's authorization to amend Exhibit C to add such Commercial Tort Claim.

                          (iv) NAMES AND TRADE NAMES. Notify Agent within
ten (10) days of the change of any Loan Party's name or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Agent in writing.

                          (v) ERISA MATTERS. Promptly notify Agent of (x) the
occurrence of any "reportable event" (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation (the "PBGC") of any employee benefit plan ("PLAN") covering any officers or employees of any Loan Party or any of its Subsidiaries, any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefore or (z) its intention to terminate or withdraw from any Plan that is a defined benefit Plan.

                          (vi) ENVIRONMENTAL MATTERS. Promptly notify Agent upon
becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Loan Party or any of its Subsidiaries or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which affects such Person or its business operations or assets or any properties at which such Person has transported, stored or disposed of any Hazardous Materials unless any of the foregoing would not have a Material Adverse Effect.

                          (vii) DEFAULT. Promptly (but no later than the third
Business Day after becoming aware of any of the following but prior to requesting a borrowing or Letter of Credit hereunder) advise Agent of the occurrence of any default under any Indebtedness described in SCHEDULE 11(n) hereto, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

                          (viii) PREFERENTIAL CREDITORS. Promptly notify Agent,
and in any event not later than three (3) days after becoming aware, of the commencement by any Preferential Creditor or supplier of proceedings to repossess any goods of any UK Borrower.

All of the foregoing notices shall be provided by Loan Parties to Agent in writing.

                  (c) COMPLIANCE WITH LAWS AND MAINTENANCE OF PERMITS. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect and each such Person shall remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect. Following any determination by Agent that there is non-compliance, or any condition which requires any action by or on behalf of a Loan Party or any of its Subsidiaries in order to avoid non-compliance, with any Environmental Law, in each case which would have a Material Adverse Effect, at Loan Parties' expense, Loan Parties shall cause an independent environmental engineer reasonably acceptable to Agent to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof.

                  (d) INSPECTION AND AUDITS. Each Borrower shall permit Agent, or any Persons designated by it, to call at such Borrower's places of business at any reasonable times and during normal business hours so long as Agent has provided such Borrower with seven (7) days' prior written notice, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from such Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to such Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning such Borrower's business as Agent may consider reasonable under the circumstances. Each Loan Party shall, and shall cause each of its Subsidiaries to, furnish to Agent such information relevant to Agent's rights under this Agreement and the Other Agreements as Agent shall at any time and from time to time reasonably request. Agent, through its officers, employees or agents shall have the right, at any time and from time to time, in Agent's name, to verify the validity, amount or any other matter relating to any of a Borrower's

Accounts, by mail, telephone, telecopy, electronic mail or otherwise; PROVIDED, that prior to the occurrence and continuation of an Event of Default, Agent shall conduct such verification in the name of a nominee of Agent or in a Borrower's name. Each Borrower authorizes Agent to discuss the affairs, finances and business of such Borrower or any of its Subsidiaries with any officers, employees or directors of such Borrower, and to discuss the financial condition of such Borrower with such Borrower's independent public accountants, in each case upon reasonable notice and at such reasonable times during normal business hours as Agent may reasonably request. Any such discussions shall be without liability to Agent, any Lender or to Borrowers' independent public accountants except in connection with any liability resulting from the gross negligence or willful misconduct of any such Person. Borrowers shall pay to Agent all customary fees and all reasonable costs and out-of-pocket expenses incurred by Agent in the exercise of its rights hereunder, and all of such fees, reasonable costs and expenses shall constitute Liabilities hereunder and shall be payable on demand; provided that unless an Event of Default shall have occurred and be continuing, Borrowers shall not be obligated to pay for reasonable costs and expenses in connection with more than two (2) inspections and audits in any twelve (12) month period.

                  (e) INSURANCE. Each Loan Party shall, and shall cause each of its Subsidiaries to:

                          (i) Keep the Collateral properly housed and insured
for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of such Loan Party or any of such Loan Party's Subsidiaries, as applicable, with such companies, in such amounts, with such deductibles, and under policies in such form, which are customary and reasonably satisfactory to Agent. Original (or certified) copies of such policies of insurance for Loan Parties have been or shall be, within ninety (90) days of the date hereof, delivered to Agent (or, in the case of any UK Borrower, the Security Trustee), together with evidence of payment of all premiums therefore, and shall contain an endorsement, in form and substance reasonably acceptable to Agent, showing loss under such insurance policies payable jointly to the applicable Loan Party and Agent (or, in the case of any UK Borrower, the Security Trustee) with such terms and conditions as Agent (or, in the case of any UK Borrower, the Security Trustee) shall reasonably deem as necessary. The Borrowers shall use reasonable best efforts to cause such endorsement, or an independent instrument furnished to Agent (or, in the case of any UK Borrower, the Security Trustee), to provide that the insurance company shall give Agent (or, in the case of any UK Borrower, the Security Trustee) at least thirty (30) days written notice before any such policy of insurance is altered or canceled and with such other terms as Agent shall reasonably require. In addition, each Loan Party shall cause to be executed and delivered to Agent (or, in the case of any UK Borrower, the Security Trustee) an assignment of proceeds of its business interruption insurance policies, payable jointly to the applicable Loan Party and Agent (or, in the case of any UK Borrower, the Security Trustee). Each Loan Party hereby directs all insurers under all policies of insurance maintained by such Loan Party to pay all proceeds payable thereunder in respect of any of the Collateral directly to Agent (or, in the case of any UK Borrower, the Security Trustee). Each Loan Party irrevocably makes, constitutes and appoints Agent (or, in the case of any UK Borrower, the Security Trustee) (and all officers, employees or agents designated by

Agent or Security Trustee, as applicable) as the true and lawful attorney (and agent-in-fact) of such Loan Party for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Loan Party on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance; PROVIDED, that if no Event of Default exists, then (A) Loan Parties may make, settle and adjust any claim involving less than $250,000 and (B) with respect to any claim in excess of $250,000, Loan Parties and Agent shall mutually agree on the making, settlement or adjustment of any such claim.

                           (ii) Maintain, at its expense, such public liability
and third party property damage insurance as is customary for Persons engaged in businesses similar to that of such Loan Party or any such Loan Party's Subsidiaries, as applicable, with such companies and in such amounts, with such deductibles and under policies in such form as shall be reasonably satisfactory to Agent (or, in the case of any UK Borrower, the Security Trustee) and original (or certified) copies of such policies for Loan Parties have been or shall be, within ninety (90) days after the date hereof, delivered to Agent (or, in the case of any UK Borrower, the Security Trustee), together with evidence of payment of all premiums therefore; each such policy for Loan Parties shall contain an endorsement showing Agent (or, in the case of any UK Borrower, the Security Trustee) as additional insured thereunder with such terms and conditions as Agent (or, in the case of any UK Borrower, the Security Trustee) shall reasonably deem as necessary and Borrowers shall use reasonable best efforts to cause such endorsement to provide that the insurance company shall give Agent (or, in the case of any UK Borrower, the Security Trustee) at least thirty (30) days written notice before any such policy shall be altered or canceled.

                  If any Loan Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Agent (or, in the case of any UK Borrower, the Security Trustee), without waiving or releasing any obligation or default by Loan Parties hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Agent (or, in the case of any UK Borrower, the Security Trustee) deems advisable. Such insurance, if obtained by Agent (or, in the case of any UK Borrower, the Security Trustee), may, but need not, protect such Loan Party's interests or pay any claim made by or against such Loan Party with respect to the Collateral. Such insurance may be more expensive than the cost of insurance such Loan Party may be able to obtain on its own and may be cancelled only upon such Loan Party providing evidence that it has obtained the insurance as required above. All sums disbursed by Agent (or, in the case of any UK Borrower, the Security Trustee) in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Loans hereunder, shall be payable on demand by Agent (or, in the case of any UK Borrower, the Security Trustee).

                  (f) COLLATERAL. Each Loan Party shall keep the Collateral in good condition, repair and order and shall make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained in accordance with customary commercial standards. Each Loan Party shall permit Agent (or the Security Trustee, as applicable) to examine any of the Collateral at any time and wherever the Collateral may be located and each Loan Party shall promptly upon request therefore by Agent, deliver to Agent any and all evidence of ownership of any of the Equipment including, without limitation, certificates of title and applications of title. Each Loan Party shall, and shall cause each of its Subsidiaries to, at the request of Agent (or the Security Trustee, as applicable), indicate on its records concerning the Collateral a notation, in form reasonably satisfactory to Agent (or the Security Trustee, as applicable), of the security interest of Agent (or the Security Trustee, as applicable) hereunder.

                  (g) USE OF PROCEEDS. All monies and other property obtained by a Loan Party from Agent and/or Lenders pursuant to this Agreement (i) shall be used solely for business purposes of such Loan Party and (ii) shall not be used for any purpose prohibited by Section 151 of the Companies Act of 1985 of England and Wales (as from time to time amended or re-enacted).

                  (h) TAXES. Each Loan Party shall, and shall cause each of its Subsidiaries to, file all required tax returns and pay all of its taxes (including any stamp duty) when due subject to any extensions granted by the applicable taxing authority, including, without limitation, taxes imposed by federal, state or municipal agencies (or any other foreign governmental agency, including the United Kingdom Inland Revenue), and shall cause any liens for taxes to be promptly released; provided, that such Person shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on such Person's financial statements; (ii) to the extent any liens are imposed on Collateral, such Person keeps on deposit with Agent (such deposit to be held without interest) or a reserve is maintained against Borrowers' availability to borrow under SUBSECTION 2(a) hereof, in either case, in an amount of money which, in the sole judgment of Agent, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; and (iii) if such Person fails to prosecute such contest with reasonable diligence, Agent may apply the money so deposited in payment of such taxes. If a Loan Party fails to pay any such taxes and in the absence of any such contest by such Person, Agent may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefore, and any sums so advanced by Agent shall constitute Loans hereunder, shall be payable by Borrowers to Agent on demand.

                  (i) INTELLECTUAL PROPERTY. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain reasonably adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade styles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it.

                  (j) CHECKING ACCOUNTS. Each US Borrower shall maintain its general checking/controlled disbursement accounts with LaSalle Bank. Each UK Borrower shall maintain a depository account with LaSalle Bank in to which all proceeds of Loans to such UK Borrower will be deposited. Normal charges shall be assessed thereon. Although no compensating balance is required, each Borrower must keep monthly balances in order to merit earnings credits which will cover LaSalle Bank's service charges for demand deposit account activities.

                  (k) PREFERENTIAL CREDITORS. Promptly upon becoming aware of any Preferential Creditor's claim, UK Borrowers shall seek to satisfy all obligations in connection with such claim and shall provide Agent with evidence reasonably satisfactory to Agent that such claim has been discharged.

                  (l) MATERIAL ADVERSE EFFECT. If at any time, (a) any representation or warranty set forth in this Agreement would be deemed to be false or misleading in any material respect when made or (b) any Loan Party would be deemed to have failed to perform any of the covenants set forth in this Agreement, in each case because a "Material Adverse Effect," as set forth in such applicable provision but as defined below, then exists, then the Loan Parties shall deliver to Agent a written description of such Material Adverse Effect (as defined below) and the events or occurrences relating thereto no later than three (3) Business Days after any Loan Party becomes aware of the occurrence thereof (but prior to requesting or receiving a borrowing or Letter of Credit hereunder). As used in this SUBSECTION 12(l), the term "Material Adverse Effect" shall mean a material adverse effect on (a) the business, property, assets, prospects, operations or financial condition of Aavid Thermalloy and its Subsidiaries, taken as a whole, or Fluent and its Subsidiaries, taken as a whole, or (b) Collateral supporting any Loans, the book value of which is in excess of $1,000,000.

13. NEGATIVE COVENANTS.

                  Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Loan Parties obtain Requisite Lenders' prior written consent (or all Lenders' prior written consent if required under SECTION 30 hereof) waiving or modifying any of Loan Parties' covenants hereunder in any specific instance, each Loan Party agrees as follows:

                  (a) GUARANTIES. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except (i) by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) for guarantees of the Liabilities, (iii) for guarantees listed on SCHEDULE 13(a) hereto, (iv) guarantees by any Obligor of any capital and operating leases permitted under SUBSECTION 13(b) hereof to the extent such leases are incurred by another Obligor and (v) guarantees by any Foreign Subsidiary (other than an Obligor) of indebtedness of any of its Affiliates; PROVIDED that the aggregate amount of guaranteed obligations incurred by Borrowers for the obligations of any other Loan Parties or Subsidiaries (other than Borrowers) (herein, the "NON-BORROWER GUARANTEES") shall not exceed $5,000,000 at any time outstanding subject to SUBSECTION 13(n) hereof.

                  (b) INDEBTEDNESS. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, create, incur, assume or become obligated (directly or indirectly), for any loans or other Indebtedness other than the Liabilities, except that a Loan Party and each of its Subsidiaries may:

                           (i) borrow money from a person other than Agent on an
unsecured and subordinated basis if the terms and conditions of such borrowed money are reasonably satisfactory to Required Lenders in form and substance and if a subordination agreement in favor of Agent and in form and substance satisfactory to Required Lenders is executed and delivered to Agent relative thereto;

                           (ii) maintain its present Indebtedness listed on
SCHEDULE 11(n) hereto; provided that such Person may only make regularly scheduled payments in accordance with the terms thereof;

                           (iii) incur unsecured Indebtedness to trade creditors
in the ordinary course of business;

                           (iv) incur purchase money Indebtedness or capitalized
lease obligations in connection with Capital Expenditures permitted pursuant to SUBSECTION 14(c) hereof;

                           (v) incur operating lease obligations requiring
payments not to exceed $10,000,000 in the aggregate for all Loan Parties and their Subsidiaries during any Fiscal Year of Borrowers;

                           (vi) incur intercompany loans pursuant to SUBSECTION
13(f) hereof;

                           (vii) to the extent such Loan Party or Subsidiary is
a Foreign Subsidiary (other than the UK Obligors), incur Indebtedness to any other Person (other than a Loan Party or a Subsidiary of a Loan Party); PROVIDED, THAT, (A) at the time of and after giving effect to such incurrence of Indebtedness, no Event of Default shall have occurred and be continuing, (B) recourse for any such Indebtedness shall only be against such Foreign Subsidiary or another Foreign Subsidiary that is not an Obligor and (C) the aggregate amount of such Indebtedness that may be outstanding at any one time to all Foreign Subsidiaries shall not exceed $5,000,000;

                           (viii) incur Indebtedness to a seller pursuant to,
and as part of the consideration for, an Acquisition of the Capital Stock of a Person permitted under SUBSECTION 13(d)(iv) hereof; PROVIDED, THAT, (A) no Obligor shall be obligated in respect of such Indebtedness other than the Person so acquired, (B) such Indebtedness may only be secured by liens permitted under clause (x) of the definition of Permitted Liens and (C) to the extent such Person so acquired is organized in the United Kingdom or United States, such Indebtedness shall be subject to, and subordinate in right of payment to, the right of Agent and Lenders to receive the prior final payment and satisfaction in full of all the Liabilities on terms and conditions acceptable to Agent;

                           (ix) incur other unsecured Indebtedness not otherwise
permitted hereunder in an aggregate principal amount not to exceed $2,500,000 at any one time outstanding; PROVIDED, THAT at the time of, and after giving effect to, such incurrence of Indebtedness, no Event of Default shall have occurred and be continuing; and

                           (x) refinance any Indebtedness permitted under
SCHEDULE 11(n) so long as (A) such Indebtedness ("Refinancing Indebtedness") is in an original aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced, (B) if the Indebtedness being refinanced is subordinated to the Liabilities, such Refinancing Indebtedness is subordinated to the Liabilities on terms not less favorable to the Agent and the

Lenders than the terms of the subordination provisions governing such Indebtedness being refinanced, (C) at the time of and after giving effect to such refinancing, no Event of Default shall have occurred and be continuing and
(D) Required Lenders have provided their prior written consent to the terms and conditions of any refinancing of the Indebtedness evidenced by the Subordinated Debt Documents.

                  (c) LIENS. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.

                  (d) MERGERS, SALES, ACQUISITIONS, SUBSIDIARIES AND OTHER TRANSACTIONS OUTSIDE THE ORDINARY COURSE OF BUSINESS. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to:

                           (i) enter into any merger or consolidation, EXCEPT
THAT (A) any US Borrower may merge with and into or consolidate with any other US Borrower, (B) any Domestic Subsidiary (that is not a US Borrower) may merge into a US Borrower (with such US Borrower as the surviving entity) or merge with and into or consolidate with any other Domestic Subsidiary, (C) any UK Borrower may merge with and into or consolidate with any other UK Borrower, (D) any UK Obligor (other than a UK Borrower) may merge into a UK Borrower (with such UK Borrower as the surviving entity) or merge with and into or consolidate with any other UK Obligor, and (E) any Foreign Subsidiary (other than UK Obligors) may merge with and into or consolidate with any other Foreign Subsidiary (other than UK Obligors), PROVIDED, THAT, in each case above, each of the following conditions is satisfied as determined by Agent: (1) Agent shall have received not less than ten (10) Business Days' prior written notice of the intention of such Persons to so merge or consolidate, which notice shall set forth in reasonable detail satisfactory to Agent, the Persons that are merging or consolidating, which Person will be the surviving entity, the locations of the assets of the Persons that are merging or consolidating, and the material agreements and documents relating to such merger or consolidation, (2) Agent shall have received such other information with respect to such merger or consolidation as Agent may reasonably request, (3) as of the effective date of the merger or consolidation and after giving effect thereto, no Event of Default shall exist, (4) Agent shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate governmental authority (with a copy as filed promptly after such filing), (5) the surviving entity shall expressly confirm, ratify and assume the Liabilities and the obligations under this Agreement and the Other Agreements to which either entity party to the merger or consolidation were obligated prior to such merger or consolidation, in form and substance satisfactory to Agent, and (6) each Loan Party shall, and shall cause each of its Subsidiaries to, execute and deliver such other agreements, documents and instruments as Agent may request to ensure that the Agent (or the Security Trustee, as applicable) maintains a first priority perfected security interest (or first priority perfected fixed charge, as applicable) in all the assets of the surviving entity to the extent Agent (or the Security Trustee, as applicable) had a lien on the assets of any entity party to such merger or consolidation prior to such merger or consolidation;

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

                           (ii) change the jurisdiction of such Person's
organization or enter into any transaction which has the effect of changing such Person's jurisdiction of organization except as permitted under this SUBSECTION 13(d);

                           (iii) sell, lease or otherwise dispose of any of its
assets other than Inventory and the licensing of non-exclusive General Intangibles in the ordinary course of business; except for:

                                    (A) the sale of any Obligor's Equipment or
         any portion of any Obligor's real property; PROVIDED, THAT, (1) no Event of Default shall exist at the time of, or after giving effect to, such sale, (2) all the net proceeds from such sale shall be immediately applied to repay the outstanding Liabilities in accordance with SUBSECTION 8(f) hereof and (3) the sale of such Equipment or any real property owned by any Borrower shall be a transaction at arm's length and for at least the fair market value of such Equipment or real property;

                                    (B) the sale, assignment, lease, transfer
         or disposal of any assets (other than real property on which Agent has a mortgage) by any US Borrower to another US Borrower or by any UK Borrower to another UK Borrower; PROVIDED, THAT, (1) Agent shall have received not less than ten (10) Business Days' prior written notice of the intention of such disposition setting forth the parties involved, the assets involved, and providing all other information, documents and agreements as Agent shall reasonably request, (2) no Event of Default shall exist at the time of or after giving effect to such disposition and (3) the applicable Person acquiring the assets shall have taken all actions and executed all documents deemed necessary or appropriate by Agent (or the Security Trustee, as applicable) to ensure that such assets remain subject to the priority and perfection of Agent's lien (and, in the case of the UK Borrowers, the first priority perfected fixed charge of the Security Trustee); and

                                    (C) the sale by any Loan  Party or any
         Subsidiary of any Loan Party of any Capital Stock in any Subsidiary owned by such Person (other than Capital Stock of a Borrower if such sale would cause a Change of Control to occur) or all or substantially all the assets of such Person (other than assets of a Borrower); PROVIDED, THAT, (1) Agent has received written notice at least ten (10) Business Days' prior to such sale identifying the Capital Stock or assets subject to such sale, setting forth a good faith estimate of the expected net proceeds from such sale and attaching thereto the applicable buy/sell documents to be executed in connection with such sale; (2) no Event of Default exists at the time of, or after giving effect to, such sale; (3) if such sale involves the Capital Stock or assets of any Obligor, the net proceeds from such sale shall be immediately applied to repay the outstanding Liabilities in accordance with SUBSECTION 8(f) hereof and (4) if such sale involves the Capital Stock or the assets of a Foreign Subsidiary (other than an Obligor), then at least ten percent (10%) of the net proceeds from such sale shall be immediately applied to reduce the Term Loans (ratably against the remaining installments of principal until paid in full) and then to the other outstanding Liabilities in accordance with SUBSECTION 8(f) hereof;

                                    (D) the sale or lease by any Obligor of any
         assets (other than Eligible Inventory, Accounts, Equipment, real property, Capital Stock or the non-exclusive licensing of General Intangibles or the sale of any General Intangible that is material to such Obligor's business); PROVIDED, THAT (1) no Event of Default exists at the time of, or after giving effect to, such sale and (2) the net proceeds from such sale are immediately applied to repay the outstanding Liabilities in accordance with SUBSECTION 8(f) hereof;

                                    (E) subject to clause (C) above, the sale
         or lease by any Foreign Subsidiary (other than an Obligor) of any of its assets; PROVIDED that no Event of Default exists at the time of, or after giving effect to, such sale or lease;

                           (iv) make an Acquisition unless, at the time of
making such Acquisition, the following conditions shall be satisfied: (A) no Event of Default shall exist or will result after giving effect to such Acquisition; (B) Agent shall have received, thirty (30) days prior to the day such Acquisition is to be made, a certificate signed by an authorized officer of Borrowers describing the Acquisition and attaching any applicable purchase agreements and letters of intent; (C) if Borrowers intend for the acquired assets to be included in the Revolving Loan Limit of any Borrower, then Agent must provide its prior written approval (which approval shall be based on, among other things, satisfactory results of such field examinations, audits, appraisals and other due diligence as Agent shall reasonably require); (D) the Acquisition must be reasonably related to the business engaged in by the Loan Parties; (E) on a pro forma basis giving effect to the Acquisition, Loan Parties shall have demonstrated to the satisfaction of the Required Lenders that Loan Parties will have a fixed charge coverage ratio of at least 1.0:1.0 calculated in accordance with SUBSECTION 14(b) hereof for the twelve month period ending at the time the Acquisition is consummated; (F) Loan Parties shall have provided Lenders with projections demonstrating to the satisfaction of the Required Lenders that, within 18 months of the Acquisition, the Person acquiring assets or the Person so acquired (in each case pursuant to an Acquisition) will obtain positive earnings (before interest, taxes, depreciation and amortization), on a pro forma basis; (G) if such Acquisition is of assets, the Acquisition must be made by an Obligor or a Foreign Subsidiary that is a direct Subsidiary of a US Obligor and if such Acquisition is of a Person, such Person must be a direct Subsidiary of a US Obligor, unless in either case the Loan Parties would incur materially adverse tax consequences; and (H) at Required Lender's election, the applicable Loan Parties shall, and shall cause their Subsidiaries (including any Subsidiary acquired pursuant to an Acquisition) to, execute such guarantees, security agreements, pledge agreements and other documents as Agent shall require, in each case in form and substance satisfactory to Agent, to further guarantee and secure the Liabilities with a first priority perfected security interest (or first priority perfected fixed charge, as applicable) in the assets and Capital Stock acquired pursuant to the Acquisition; PROVIDED that (1) if such Acquisition is of a Person organized in the United Kingdom, only the Liabilities of the UK Borrowers may be so guaranteed and secured and (2) if such Acquisition is of a Person organized outside the United States but such Person is a direct Subsidiary of a US Obligor, the Agent shall only receive a first priority perfected security interest in 66.5% of the issued and outstanding Capital Stock of such Person unless the Agent has determined that the costs of getting such a security interest would be unreasonable in comparison to the value received from such security interest;

                           (v) wind up, liquidate or dissolve EXCEPT THAT any
Subsidiary of a Loan Party (other than a Borrower) may wind up, liquidate and dissolve, PROVIDED, THAT, each of the following conditions is satisfied, (A) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable laws and regulations, (B) effective upon such winding up, liquidation or dissolution, all of the assets and properties of such Person shall be duly and validly transferred and assigned to the owner of its Capital Stock or a Borrower free and clear of any liens, restrictions or encumbrances other than existing liens and Agent shall have received copies of such deeds, assignments or other agreements as Agent may reasonably request to evidence and confirm the transfer of such assets of such Person, (C) upon Agent's request, Agent shall have received copies of all documents and agreements that such Person has filed with any governmental authority or as are otherwise required to effectuate such winding up, liquidation or dissolution,
(D) no Borrower shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution unless such Indebtedness is otherwise expressly permitted to be incurred by such Borrower hereunder, and no Borrower shall assume any other obligations or liabilities exceeding $10,000, or otherwise become liable in respect of any other obligations or liabilities exceeding $10,000 of the entity that is winding up, liquidating or dissolving if such Borrower could not incur such obligations or liabilities pursuant to this Agreement, (E) Agent shall have received not less than ten (10) Business Days prior written notice of the intention of such Person to wind up, liquidate or dissolve, and (F) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no Event of Default shall exist; or

                           (vi) form any Subsidiaries or enter into any joint
ventures or partnerships with any other Person unless such Subsidiaries, joint ventures or partnerships are reasonably related to the businesses of Loan Parties and their Subsidiaries and at the time of forming such Subsidiary or entering into such joint venture or partnership (A) no Event of Default exists or would result after giving effect to such transaction and (B) Loan Parties caused such Subsidiary, joint venture or partnership (and any other applicable Loan Party or Subsidiary) to execute such guarantees, security agreements and pledge agreements, and caused to be executed and/or delivered, other agreements, documents and instruments as Agent shall reasonably require, all in form and substance reasonably satisfactory to Agent, to further guarantee and secure the Liabilities with a first priority perfected security interest (or first priority perfected fixed charge, as applicable) in the assets and Capital Stock of such Subsidiary, joint venture or partnership; PROVIDED that if such Subsidiary, joint venture or partnership is organized (1) in the United Kingdom, only the Liabilities of the UK Borrowers may be so guaranteed and secured or (2) outside the United States but is a direct Subsidiary of a US Obligor, the Agent shall only receive a first priority perfected security interest in 66.5% of the issued and outstanding Capital Stock of such Subsidiary, joint venture or partnership.

                  (e) DIVIDENDS AND DISTRIBUTIONS; PREPAYMENT OF INDEBTEDNESS. No Loan Party shall, or shall permit any of its Subsidiaries to, (i) declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its Capital Stock, (ii) make any purchases, redemptions or retirement of any Capital Stock or make any other distribution of property, (iii) issue any Capital Stock or (iv) in respect of any Obligor, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturation thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, other than the prepayment of the Liabilities in accordance with the terms of this Agreement, except that:

                                    (A) any dividends and distributions may be
         paid to a Borrower or its Subsidiaries; PROVIDED, that Loan Parties shall provide Agent with ten (10) days prior written notice of any dividends or distributions being made to Aavid which notice shall set forth the amount of such dividends and distributions and the purpose for such dividends and distributions;

                                    (B) any Loan Party or any Subsidiary of a
         Loan Party may issue Capital Stock to another Loan Party or any other Person; PROVIDED, that if (1) any Capital Stock is issued to a Loan Party, such Loan Party will pledge to Agent (or the Security Trustee, as applicable) such Capital Stock pursuant to the terms of the Other Agreements (subject to the limitations on pledges by US Borrowers of the Capital Stock of Foreign Subsidiaries set forth in SUBSECTION 5(a) hereof) and (2) any Obligor issues Capital Stock to the public pursuant to any initial bona fide offering of Capital Stock pursuant to an effective registration statement under the Securities Act of 1933 (as amended) or any comparable foreign statutory scheme, then the net proceeds received by such Obligor in connection with such issuance shall be immediately applied to repay the outstanding Liabilities; and

                                    (C) Borrowers may repurchase the Capital
         Stock held by directors or employees upon the resignation, termination, retirement or death of any such director or employee in accordance with the provisions of any applicable securityholder agreements, plans or arrangements, PROVIDED, THAT, as to any such repurchase, each of the following conditions is satisfied: (1) as of the date of such repurchase and after giving effect thereto, no Event of Default shall have occurred and be continuing, (2) at the time of, and after giving effect to, any such repurchase, Excess Availability for Borrowers on a combined basis equals or exceeds $1,750,000 and (3) the aggregate amount of repurchase payments made after the date hereof (herein, the "REPURCHASE PAYMENTS") do not exceed $2,500,000, subject to SUBSECTION 13(n) hereof.

                  (f) INVESTMENTS; LOANS. Except as permitted in SUBSECTION 13(d) hereof, no Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or Capital Stock of any Person, other than direct obligations of the United States; nor shall any Loan Party or any of its Subsidiaries lend or otherwise advance funds to any Person except:

                           (i) advances made to employees, officers and
directors for travel and other expenses arising in the ordinary course of business and loans to employees not exceeding Two Hundred Thousand Dollars ($200,000) in the aggregate outstanding for all Persons at any one time; PROVIDED that the foregoing dollar limitation shall not take into account loans made to employees of Loan Parties to purchase Capital Stock of Loan Parties so long as such loans are evidenced by book entries and no monies are actually advanced;

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

                  (ii) any Obligor may loan monies to any other Obligor or Foreign Subsidiary (herein, a "PAYOR") provided, that (A) such loan is permitted under all applicable laws; (B) no Event of Default shall exist prior to the time of, or would occur as a result of, such loan; (C) such loan is used for a purpose not otherwise prohibited under this Agreement; (D) both immediately before, and immediately after giving effect to, such loan, each of the applicable Obligor and Payor is solvent as described in SUBSECTION 11(m) hereof;
(E) both immediately before, and immediately after giving effect to, any loan by any Obligor, Excess Availability for Borrowers on a combined basis equals or exceeds $1,750,000; (F) the maximum amount of intercompany loans that may be made by Borrowers to any individual Obligor (other than a Borrower) or any individual Foreign Subsidiary (other than any Obligor) after the date hereof (herein, the "NON-BORROWER INTERCOMPANY LOANS") shall not exceed $5,000,000 in the aggregate at any time outstanding subject to SUBSECTION 13(n) hereof; and
(G) the following additional requirements are satisfied with respect to each category of Payors set forth below:

                                    (1) if such Payor is a US Obligor, then such
         Payor shall have executed a junior secured note in the form attached hereto as Exhibit E-1 and the applicable Obligor making such loan shall have executed an assignment of such note (and the security therefore) in favor of Agent or the Security Trustee, as applicable;

                                    (2) if such Payor is a UK Obligor, then
         such Payor shall have executed an unsecured note in the form attached hereto as Exhibit E-2 and the applicable Obligor making such loan shall have executed an assignment of such note in favor of the Agent or the Security Trustee, as applicable; and

                                    (3) if such Payor is a Foreign Subsidiary
         (other than UK Obligors), then (x) such Payor shall have executed an unsecured note in the form attached hereto as Exhibit E-3 and the applicable Obligor making such loan shall have executed an assignment of such note in favor of the Agent or the Security Trustee, as applicable and (y) if such Foreign Subsidiary is owned directly by a US Obligor, Agent shall have received a first priority perfected lien on 66.5% of the issued and outstanding Capital Stock of such Foreign Subsidiary, in form and substance satisfactory to Agent, and if such Foreign Subsidiary is owned directly by a UK Obligor, Security Trustee shall have received a first priority perfected lien on 100% of the issued and outstanding Capital Stock of such Foreign Subsidiary, in form and substance satisfactory to Security Trustee;

                           (iii) any Foreign Subsidiary (other than an Obligor)
may loan monies to any other Foreign Subsidiary (other than an Obligor); PROVIDED that no Event of Default has occurred and is continuing;

                           (iv) any Foreign Subsidiary (other than an Obligor)
may loan monies to an Obligor; PROVIDED that (A) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of the Agent and Lenders to receive the prior final payment and satisfaction in full of all of the Liabilities on terms and conditions acceptable to Agent and (B) at the time of, and after giving effect to, such loans, no Event of Default shall exist;

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

                           (v) investments after the date hereof in
Subsidiaries, partnerships or joint ventures formed or entered into pursuant to SUBSECTION 13(d)(vi) hereof by any Loan Party or any Subsidiary of any Loan Party; PROVIDED, THAT (A) immediately before, and after giving affect to, any such investment, no Event of Default shall exist, (B) Excess Availability for Borrowers on a combined basis shall be at least $1,750,000 immediately before, and after giving effect to, any such investment and (C) the maximum amount of such investments that may be made by Borrowers after the date hereof (herein the "NON-BORROWER INVESTMENTS") in any individual Subsidiary, partnership or joint venture shall not exceed $5,000,000 in the aggregate subject to SUBSECTION 13(n) hereof; and

                           (vi) investments consisting of capital contributions
to Loan Parties and their Subsidiaries made with proceeds received pursuant to clause (B) of SUBSECTION 13(e) hereof.

                  (g) FUNDAMENTAL CHANGES, LINE OF BUSINESS. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, change its Fiscal Year or enter into a new line of business materially different from such Person's current business.

                  (h) EQUIPMENT. No Borrower shall (i) permit any Equipment to become a Fixture to real property unless such real property is owned by such Person and is subject to a mortgage in favor of Agent, or if such real property is leased, is subject to a landlord's agreement in favor of Agent on terms reasonably acceptable to Agent, or (ii) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority lien in favor of Agent.

                  (i) AFFILIATE TRANSACTIONS. Except as set forth on SCHEDULE 11(i) hereto or as permitted pursuant to SUBSECTION 11(c) hereof, no Obligor shall conduct, permit or suffer to be conducted, transactions with Affiliates other than transactions pursuant to terms that are no less favorable to such Obligor than the terms upon which such transactions would have been made had they been made to or with another Person that is not an Affiliate.

                  (j) SETTLING OF ACCOUNTS. No Loan Party shall settle or adjust any Account without the consent of Agent following the occurrence and during the continuance of an Event of Default.

                  (k) AMENDMENTS AND MODIFICATIONS. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, amend or otherwise modify
(i) any Subordinated Debt Documents, (ii) other agreements, documents or instruments relating to any other Indebtedness permitted under SUBSECTION 13(b) hereof or (iii) the certificate or articles of incorporation, memorandum and articles of association, bylaws and other governing documents of such Person, if, in the cases of clauses (ii) and (iii), such amendment or modification would be materially adverse to any Loan Party and/or to the interests of Agent and the Lenders, in their capacities as Lenders.

                  (l) MANAGEMENT FEES. No Loan Party shall pay any management or consulting fees to any Persons; PROVIDED that any Loan Party or Subsidiary may pay management fees to Aavid and any Loan Party or Subsidiary may pay reasonable consulting fees in the

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

ordinary course of its business so long as, if such payments are to an Affiliate, or an affiliate of WSP, the requirements of SUBSECTION 13(i) are satisfied.

                  (m) INACTIVE SUBSIDIARIES. Loan Parties shall not permit any of Aavid Thermalloy SW, LLC, Aavid Thermalloy International Limited and Aavid Thermalloy (UK) Limited to obtain or incur any assets or liabilities or to engage in any business activities. Within sixty (60) days after the date hereof (or in the case of entities incorporated under the laws of England and Wales, as soon as practicable), Loan Parties shall take all actions required by applicable laws to dissolve such Subsidiaries in accordance with SUBSECTION 13(d)(v) hereof. In the case of Aavid Engineering Export, Inc., a Barbados corporation, the Loan Parties shall give Agent written notice in advance of such entity obtaining or incurring any material assets or liabilities or engaging in any business activities.

                  (n) MAXIMUM TRANSACTION LIMITS. Notwithstanding anything in this Agreement to the contrary, as of any date of determination, the sum of (i) the Non-Borrower Guarantees outstanding as of such date, (ii) the aggregate Repurchase Payments made through such date, (iii) the Non-Borrower Intercompany Loans outstanding as of such date and (iv) the aggregate Non-Borrower Investments made through such date shall not exceed $12,000,000; PROVIDED that the sum of (A) the Non-Borrower Guarantees of obligations of any Foreign Subsidiary (other than an Obligor) outstanding as of such date, (B) the Non-Borrower Intercompany Loans made to any Foreign Subsidiary (other than an Obligor) outstanding as of such date and (C) the aggregate amount of Non-Borrower Investments made though such date in any Person (other than an Obligor) shall not exceed $8,500.000.

14. FINANCIAL COVENANTS.

                  Each Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below:

                  (a) TANGIBLE NET WORTH. Borrowers' Tangible Net Worth shall not at any time be less than negative Seventeen Million Two Hundred Thousand Dollars ($-17,200,000), measured at the end of each month. "TANGIBLE NET WORTH" being defined for purposes of this subsection for Borrowers and their Subsidiaries on a consolidated basis as shareholders' equity (including retained earnings), MINUS the book value of all intangible assets as determined solely by Agent on a consistent basis, MINUS prepaid expenses, PLUS the amount of any LIFO reserve, PLUS the amount of any debt subordinated to the Liabilities, all as determined under generally accepted accounting principles applied on a basis consistent with the financial statement dated March 31, 2002 except as set forth herein.

                  (b) FIXED CHARGE COVERAGE. Borrowers shall not permit the ratio of EBITDA (determined on a consolidated basis for Borrowers and their Subsidiaries) to Fixed Charges (determined on a consolidated basis for Borrowers and their Subsidiaries) for (i) the nine-month period ending September 30, 2002,
(ii) the ten-month period ending October 31, 2002, (iii) the eleven-month period ending November 30, 2002 and (iv) each consecutive twelve-month period ending on December 31, 2002 and on the last day of each month thereafter, in each case to be less than 1.0:1.0.

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

                  (c) CAPITAL EXPENDITURE LIMITATIONS. Borrowers and their Subsidiaries shall not make any Capital Expenditures if, after giving effect to such Capital Expenditure, the aggregate cost of all such fixed assets purchased, leased or otherwise acquired would exceed (i) $15,000,000 in Fiscal Year 2002,
(ii) $20,000,000 in Fiscal Year 2003 and (iii) $25,000,000 in any Fiscal Year after 2003.

15. DEFAULT.

                  The occurrence of any one or more of the following events shall constitute an "Event of Default" by Loan Parties hereunder:

                  (a) PAYMENT. The failure of any Obligor to pay any of the Liabilities when due or declared due.

                  (b) BREACH OF THIS AGREEMENT AND THE OTHER AGREEMENTS. The failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement, any of the Other Agreements; provided that any such failure by an Obligor under subsections 12(b)(i), 12(b)(v), 12(c) and 12(i) of this Agreement shall not constitute an Event of Default hereunder until the fifteenth (15th) day following the occurrence thereof.

                  (c) BREACHES OF OTHER OBLIGATIONS. The failure of any Obligor to perform, keep or observe (after any applicable notice and cure period) any of the covenants, conditions, promises, agreements or obligations of such Obligor under any other agreement with any Person if such failure would reasonably be expected to have a Material Adverse Effect.

                  (d) BREACH OF REPRESENTATIONS AND WARRANTIES. The making or furnishing by any Obligor to Agent or any Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and Agent and/or any such Lender, which is untrue or misleading in any material respect as of the date made.

                  (e) LOSS OF COLLATERAL. The loss, theft, damage or destruction of any of the Collateral in an amount in excess of $2,000,000 in the aggregate for all such events during any year of the Original Term or any Renewal Term as determined by Agent in its sole discretion in good faith.

                  (f) LEVY, SEIZURE OR ATTACHMENT. The making by any Person to make any levy, seizure or attachment upon any of the Collateral; PROVIDED, that with respect to States in which creditors may obtain a prejudgment attachment without notice, such attachment shall be an Event of Default only if the attachment involves Collateral having a value in excess of $500,000 in the aggregate and remains in effect for more than forty-five (45) days.

                  (g) BANKRUPTCY OR SIMILAR PROCEEDINGS FOR US OBLIGORS. The commencement of any proceedings in bankruptcy by or against any US Obligor or for the liquidation or reorganization of any US Obligor, or alleging that such US Obligor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any US Obligor's debts,

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

whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any US Obligor; provided, however, that if such commencement of proceedings against such US Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings remain unstayed and undismissed for forty-five (45) days.

                  (h) APPOINTMENT OF RECEIVER FOR US OBLIGORS. The appointment of a receiver or trustee for any US Obligor, for any of the Collateral or for any substantial part of any US Obligor's assets; provided, however, that if such appointment or commencement of proceedings against such US Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings remain unstayed and undismissed for forty-five (45) days.

                  (i) INSOLVENCY OF UK OBLIGORS. (i) Any UK Obligor is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness in excess of $250,000; (ii) the value of the assets of any UK Obligor is less than its liabilities (taking into account contingent and prospective liabilities); or (iii) a moratorium is declared in respect of any Indebtedness of any UK Obligor.

                  (j) BANKRUPTCY, RECEIVERSHIP OR SIMILAR PROCEEDINGS FOR UK OBLIGORS. (i) Any corporate action, legal proceedings or other procedure or step is taken in relation to: (A) the suspension of payments, a moratorium of any Indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any UK Obligor; or (B) the composition, assignment or arrangement with any creditor of any UK Obligor; or (ii) the appointment of a liquidator, receiver, examiner, administrator, administrative receiver, compulsory manager or other similar officer in respect of any UK Obligor or any of its assets.

                  (k) JUDGMENT. The entry of any judgment(s) or order(s) aggregating in excess of $1,000,000 against Obligors which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution.

                  (l) DEFAULT OR REVOCATION OF GUARANTY. The revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Agent pursuant to which such Person has guaranteed to Agent the payment of all or any of the Liabilities or has granted Agent a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities or any Person shall deny that it has liability under, or shall contest the validity or enforceability of, such agreements, instruments or documents.

                  (m) CRIMINAL PROCEEDINGS. The institution in any court of a criminal proceeding against any Obligor which would have a Material Adverse Effect or the indictment of

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

any Obligor for any crime other than traffic and boating tickets and misdemeanors not punishable by jail terms.

                  (n) CHANGE OF CONTROL. The occurrence of a Change of Control.

                  (o) MATERIAL ADVERSE CHANGE. Any material adverse change in the Collateral, business, property, assets, operations or financial condition of any Borrower.

                  (p) PREFERENTIAL CREDITORS. Any supplier or Preferred Creditor of a UK Borrower seeks to (i) repossess Collateral of such UK Borrower in excess of $250,000 in the aggregate per Fiscal Year or (ii) take enforcement action with respect to Collateral of such UK Borrower in excess of $250,000 in the aggregate per Fiscal Year.

16. REMEDIES UPON AN EVENT OF DEFAULT.

         (a) Upon the occurrence of an Event of Default described in SUBSECTIONS 15(g), (h), (i) AND/OR (j) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind and all the Commitments shall be terminated. Upon the occurrence and during the continuation of any other Event of Default, all Liabilities shall, at the direction of the Requisite Lenders, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable and at such time all Commitments shall terminate.

         (b) Upon the occurrence and during the continuation of an Event of Default, Agent (or any Person acting for Agent), at the direction of Requisite Lenders, may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Agent's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Agent may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of Loan Parties' premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Agent shall have the right to store the same at any of Loan Parties' premises without cost to Agent. At Agent's request, each Loan Party shall, at Loan Parties' expense, assemble the Collateral and make it available to Agent at one or more places to be designated by Agent and reasonably convenient to Agent and Lenders. Each Loan Party recognizes that if a Loan Party fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, a remedy at law may not provide adequate relief to Agent and Lenders, and agrees that Agent and Lenders shall be entitled to temporary and permanent injunctive relief in any such case if such remedy would not provide adequate relief. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten
(10) days prior to such disposition and such notice shall (i) describe Agent and Loan Parties, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended

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

disposition, (iv) state that Loan Parties are entitled to an accounting of the Liabilities and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Agent may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. The provisions of this SUBSECTION 16(b) as they relate to LaSalle, as Agent, shall also be deemed to relate to LaSalle, as Security Trustee. Any Proceeds of any disposition by Agent of any of the Collateral may be applied by Agent to the payment of expenses in connection with the Collateral, including, without limitation, reasonable legal expenses and reasonable attorneys' fees, and any balance of such Proceeds may be applied by Agent toward the payment of such of the Liabilities, and in such order of application as set forth in SUBSECTION 8(f) hereof.

17. CONDITIONS PRECEDENT.

                  The obligation of Agent and Lenders, to fund the initial Revolving Loan, and to issue or cause to be issued any initial Letter of Credit, is subject to the satisfaction or waiver on or before the date hereof of the following conditions precedent:

                           (i) Agent shall have received each of the agreements,
opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as SCHEDULE 17(a) which in each case shall be in form and substance satisfactory to Agent (the "CLOSING DOCUMENT LIST");

                           (ii) Since March 31, 2002, no event shall have
occurred which has had or would reasonably be expected to have a Material Adverse Effect on any Obligor, as determined by Agent in its sole discretion;

                           (iii) Agent shall have received payment in full of
all fees and expenses due and payable to it by Borrowers or any other Person in connection herewith, on or before disbursement of the initial Loans hereunder;

                           (iv) The Agent shall have received all relevant
field examinations from an independent third party, the results of which shall support the advance rates and eligibility criteria set forth herein to the satisfactory of Agent and which shall otherwise be in form and substance satisfactory to Agent;

                           (v) The Agent shall have received satisfactory
evidence that the Obligors have received all governmental and third party approvals necessary in connection with the transactions contemplated by this Agreement and the Other Agreements and for the continuing operations of the Obligors and such approvals shall be on terms reasonably satisfactory to Agent and shall be in full force and effect;

                           (vi) The Agent and its counsel shall have completed
all business and legal due diligence the results of which shall be satisfactory to Agent and its counsel; and

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

                           (vii) The Obligors shall have executed and delivered
to Agent all such other documents, instruments and agreements which Agent determines are reasonably necessary to consummate the transactions contemplated hereby.

18. JOINT AND SEVERAL LIABILITY.

                  (a) Notwithstanding anything to the contrary contained herein, except as provided in SUBSECTION 18(g) hereof, all Liabilities of each Borrower hereunder shall be joint and several obligations of Borrowers.

                  (b) Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the Liabilities of Borrowers and the liens and security interests granted by Borrowers to secure the Liabilities, not constitute a "Fraudulent Conveyance" (as defined below). Consequently, Agent, Lenders and Borrowers agree that if the Liabilities of a Borrower, or any liens or security interests granted by such Borrower securing the Liabilities would, but for the application of this sentence, constitute a Fraudulent Conveyance, the Liabilities of such Borrower and the liens and security interests securing such Liabilities shall be valid and enforceable only to the maximum extent that would not cause such Liabilities or such lien or security interest to constitute a Fraudulent Conveyance, and the Liabilities of such Borrower and this Agreement shall automatically be deemed to have been amended accordingly. For purposes hereof, "Fraudulent Conveyance" means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the United States Code (11 U.S.C. ss. 101, et seq.), as amended (the "Bankruptcy Code") or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

                  (c) Each Borrower assumes responsibility for keeping itself informed of the financial condition of each other Borrower, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Borrower's Liabilities and of all other circumstances bearing upon the risk of nonpayment by such other Borrowers of their Liabilities and each Borrower agrees that neither Agent nor any Lender shall have any duty to advise such Borrower of information known to Agent or any Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Agent or any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Borrower, neither Agent nor any Lender shall be under any obligation to update any such information or to provide any such information to such Borrower on any subsequent occasion.

                  (d) Agent and Lenders are hereby authorized, without notice or demand and without affecting the liability of a Borrower hereunder or impairing the obligations of such Borrower, to, at any time and from time to time, (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to any other Borrower's Liabilities or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by a Borrower and delivered to Agent; (ii) accept partial payments on any other Borrower's Liabilities; (iii) take and hold security or collateral for the payment of any other Borrower's Liabilities hereunder or for the payment of any guaranties of any other Borrower's Liabilities or other liabilities of any other Borrower and exchange, enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale thereof as Agent, in its sole discretion, may determine; and (v) settle, release, compromise, collect or otherwise liquidate any other Borrower's Liabilities and any security or collateral therefore in any manner. Agent shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from a Borrower or any other source, and such determination shall be in accordance with the terms of this Agreement and binding on such Borrower. All such payments and credits may be applied in whole or in part, to any of a Borrower's Liabilities in accordance with the terms of this Agreement without affecting the validity or enforceability of the Liabilities of the other Borrowers.

                  (e) Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect a Borrower's Liabilities from any Borrower or any guarantor or other action to enforce the same; (ii) the waiver or consent by Agent or any Lender with respect to any provision of any instrument evidencing Borrowers' Liabilities, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Agent or any Lender; (iii) failure by Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for Borrowers' Liabilities; (iv) the institution of any proceeding under the Bankruptcy Code, the Insolvency Act of 1986 or any similar proceeding, by or against a Borrower or Agent's election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code (or any similar provision of the Insolvency Act of 1986); (v) any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code (or under any similar provision of the Insolvency Act of 1986); (vi) the disallowance, under Section 502 of the Bankruptcy Code (or under any similar provision of the Insolvency Act of 1986, of all or any portion of Agent's or any Lender's claim(s) for repayment of any of Borrowers' Liabilities; or (vii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  (f) No payment made by or for the account of a Borrower including, without limitation, (i) a payment made by such Borrower on behalf of another Borrower's Liabilities or (ii) a payment made by any other person under any guaranty, shall entitle such Borrower, by subrogation or otherwise, to any payment from such other Borrower or from or out of such other Borrower's property and such Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder.

                  (g) Notwithstanding any provision in this Agreement or in any Other Agreement to the contrary, in no event shall any UK Borrower be obligated or otherwise liable for the Liabilities owing by any US Borrower.

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

19. INDEMNIFICATION.

                  Each Loan Party agrees to defend (with counsel reasonably satisfactory to Agent), protect, indemnify and hold harmless Agent, the Security Trustee and each Lender, each affiliate or subsidiary of Agent and each Lender, and each of their respective officers, directors, employees, attorneys and agents (each an "INDEMNIFIED PARTY") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that no Loan Party shall have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Loan Party shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall be added to the Liabilities of Loan Parties and be secured by the Collateral. The provisions of this SECTION 19 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

20. NOTICE.

                  All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of Agent and the Security Trustee shall be sent to it at 135 South LaSalle Street, Chicago, Illinois 60603, attention: Steve Fenton, facsimile number: (312) 904-6104, and in the case of Loan Parties shall be sent to Aavid at its principal place of business set forth on EXHIBIT F hereto or as otherwise directed by Borrowers in writing. All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

21. CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION.

                  This Agreement and the Other Agreements are submitted by Loan Parties to Agent and each Lender for Agent's and each such Lender's acceptance or rejection at Agent's principal place of business as an offer by Borrowers to borrow monies from Agent and Lenders now and from time to time hereafter, and shall not be binding upon Agent and Lenders or become effective until accepted by Agent and Lenders, in writing, at said place of business. If so accepted by Agent and Lenders, this Agreement and the Other Agreements shall be deemed to

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have been made at said place of business. THIS AGREEMENT AND THE OTHER
AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF ILLINOIS, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

                  To induce Agent and Lenders to accept this Agreement, each Loan Party irrevocably agrees that, subject to Agent's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. EACH LOAN PARTY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Each Loan Party hereby irrevocably appoints and designates Corporation Service Company, whose address is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 as such Loan Party's true and lawful attorney and duly authorized agent for acceptance of service of legal process. Each Loan Party agrees that service of such process upon such person shall constitute personal service of such process upon such Loan Party. EACH LOAN PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST SUCH LOAN PARTY BY AGENT OR ANY LENDER IN ACCORDANCE WITH THIS SECTION.

22. HEADINGS OF SUBDIVISIONS.

                  The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

23. POWER OF ATTORNEY.

                  Each Loan Party acknowledges and agrees that its appointment of Agent as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

24. CONFIDENTIALITY.

                  Agent and each Lender hereby agrees to use commercially reasonable efforts to assure that any and all information relating to any Loan Party which is (i) furnished by such Loan Party to Agent or any Lender (or to any affiliate of Agent or any Lender); and (ii) non-

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public, confidential or proprietary in nature, shall be kept confidential by
Agent, such Lender or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to such Loan Party may be distributed by Agent and such Lender or such affiliate to Agent's or such Lender's or such affiliate's directors, officers, employees, attorneys, affiliates, assignees, participants, auditors, agents and regulators (provided that Agent, Lenders and such affiliates use commercially reasonable efforts to advise such Persons of the confidential nature of such information), and upon the order of a court or other governmental agency having jurisdiction over Agent and such Lender or such affiliate, to any other party. Each Loan Party, Agent and each Lender further agrees that this provision shall survive the termination of this Agreement. Notwithstanding the foregoing, each Loan Party hereby consents to Agent publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

25.  COUNTERPARTS.

                  This Agreement, any of the Other Agreements and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

26. ELECTRONIC SUBMISSIONS.

                  Upon not less than thirty (30) days' prior written notice (the "APPROVED ELECTRONIC FORM NOTICE"), Agent may permit or require that any of the documents, certificates, forms, deliveries or other communications, authorized, required or contemplated by this Agreement or the Other Agreements, be submitted to Agent in "APPROVED ELECTRONIC FORM" (as hereafter defined), subject to any reasonable terms, conditions and requirements in the applicable Approved Electronic Forms Notice. For purposes hereof "ELECTRONIC FORM" means e-mail, e-mail attachments, data submitted on web-based forms or any other communication method that delivers machine readable data or information to Agent, and "APPROVED ELECTRONIC FORM" means an Electronic Form that has been approved in writing by Agent (which approval has not been revoked or modified by Agent) and sent to Loan Parties in an Approved Electronic Form Notice. Except as otherwise specifically provided in the applicable Approved Electronic Form Notice, any submissions made in an applicable Approved Electronic Form shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by this Agreement or the Other Agreements.

27.  AGENT.

                  (a) APPOINTMENT OF AGENT AND SECURITY TRUSTEE.

                           (i) Each Lender hereby designates LaSalle as (A)
Agent to act as herein specified and (B) Security Trustee to act under the UK Security Documents as therein specified. The provisions of this SECTION 27 as they relate to LaSalle as Agent shall also be deemed to relate to LaSalle as Security Trustee. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other

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Agreements and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Except as otherwise provided herein, Agent shall hold all Collateral and all payments of principal, interest, fees, charges and expenses received pursuant to this Agreement or any of the Other Agreements for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees.

                           (ii) The provisions of this SECTION 27 are solely
for the benefit of Agent and Lenders, and neither Loan Parties nor any other Obligor shall have any rights or obligations as a third party beneficiary of any of the provisions of this SECTION 27. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Obligor.

                  (b) NATURE OF DUTIES OF AGENT. Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement and the Other Agreements. Neither Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement or the Other Agreements a fiduciary relationship in respect of any Lender; and nothing in this Agreement or the Other Agreements, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the Other Agreements except as expressly set forth herein.

                  (c) LACK OF RELIANCE ON AGENT.

                           (i) Independently and without reliance upon Agent,
each Lender, to the extent it deems appropriate, has made and shall continue to make (A) its own independent investigation of the financial or other condition and affairs of Agent, each Obligor and any other Lender in connection with the taking or not taking of any action in connection herewith and (B) its own appraisal of the creditworthiness of Agent, each Obligor and any other Lender, and, except as expressly provided in this Agreement, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

                           (ii) Agent shall not be responsible to any Lender
for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority or sufficiency of this Agreement, any of the Other Agreements or any notes or the financial or other condition of any Obligor. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Other Agreements, or the financial condition of any Obligor, or the existence or possible existence of any Event of Default.

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

                  (d) CERTAIN RIGHTS OF AGENT: Agent shall have the right to request instructions from the Requisite Lenders or all Lenders, as applicable pursuant to SECTION 30 hereof, by notice to each Lender. If Agent shall request instructions from the Requisite Lenders or all Lenders, as applicable, with respect to any act or action (including the failure to act) in connection with this Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Requisite Lenders or all Lenders, as applicable, and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder in accordance with the instructions of the Requisite Lenders or all Lenders, as applicable. Any action taken by Agent or Requisite Lenders hereunder, or the failure of Agent or Requisite Lenders to take any action hereunder, shall be binding on each of the Lenders.

                  (e) RELIANCE BY AGENT. (i) Agent shall be under no duty to examine, inquire into, or pass upon the valuation, effectiveness or genuineness of this Agreement, any of the Other Agreements or any instrument, document or communication furnished pursuant hereto or thereto or in connection herewith or therewith. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. Agent may consult with legal counsel (including counsel for Loan Parties with respect to matters concerning Loan Parties), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; and (ii) in addition to the foregoing, the rights, powers and discretions conferred upon the Security Trustee in its capacity as trustee for the Lenders by this Agreement and the Other Agreements shall be supplemental to those conferred by the Trustee Acts of 1925 and 2000 (as the same may be amended or re-enacted from time to time) and in addition to any which may be vested in the Security Trustee by law or otherwise.

                  (f) INDEMNIFICATION OF AGENT. To the extent Agent is not reimbursed and indemnified by Loan Parties, each Lender will reimburse and indemnify Agent, in proportion to its Pro Rata Share, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnities and cease to do, or not commence, the acts to be indemnified against, even if so directed by Requisite Lenders or all Lenders, as applicable, until such additional indemnification is provided. The obligations of Lenders under this SUBSECTION 27(f) shall survive the payment in full of the Liabilities and the termination of this Agreement.

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

                  (g) AGENT IN ITS INDIVIDUAL CAPACITY. With respect to the Loans made by it pursuant hereto, LaSalle or any subsequent Agent shall have the same rights and powers hereunder as any other Lender or holder of a note or participation interest and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders," "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include LaSalle or any subsequent Agent in its individual capacity. Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisor or other business with Loan Parties or any Affiliate of any Loan Party as if it were not performing the duties specified herein, and may accept fees and other consideration from Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to Lenders, to the extent such activities are not in contravention of the terms of this Agreement.

                  (h) HOLDERS OF NOTES. Agent may deem and treat the payee of any promissory note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any promissory note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such promissory note or of any promissory note or notes issued in exchange therefore.

                  (i) SUCCESSOR AGENT.

                           (i) Agent may, upon five (5) Business Days' notice
to Lenders and Loan Parties, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this subsection 27(i) by giving written notice thereof to Lenders and Loan Parties. Upon any such resignation, the Requisite Lenders shall have the right, upon five (5) days' notice, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and accepted such appointment, within thirty
(30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' notice, the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least Two Hundred Million and No/100 Dollars ($200,000,000); provided that if such successor Agent is not a Lender hereunder, Loan Parties' consent to the appointment of such successor Agent shall be obtained (which consent shall not be unreasonably withheld or delayed).

                           (ii) Upon the acceptance of any appointment as Agent
hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 27 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

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                  (j) COLLATERAL MATTERS.

                           (i) Each Lender authorizes and directs Agent to enter
into the Other Agreements for the benefit of Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Other Agreements, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or Other Agreements which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to this Agreement and the Other Agreements.

                           (ii) Agent will not, without the verbal consent of
all Lenders, which consent shall (a) be confirmed promptly thereafter in writing and (b) not be unreasonably withheld or delayed, execute any release of Agent's security interest in any Collateral except for releases relating to dispositions of Collateral (x) permitted by this Agreement and (y) in connection with the repayment in full of all of the Liabilities by each Loan Party and the termination of all obligations of Agent and Lenders under this Agreement and the Other Agreements; provided, that with the consent of Requisite Lenders, Agent may release its liens on Collateral having a book value not greater than ten percent (10%) of the total book value of all Collateral, as determined by Agent, either in a single transaction or series of related transactions, not to exceed twenty percent (20%) of the book value of all Collateral in any Fiscal Year. Agent shall not be required to execute any such release on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such liens without recourse or warranty. In the event of any sale or transfer of any of the Collateral, Agent shall be authorized to deduct all of the expenses reasonably incurred by Agent from the proceeds of any such sale, transfer or foreclosure.

                           (iii) Lenders hereby agree that the lien granted to
Agent in any property sold or disposed of in accordance with the provisions of
SECTION 7 of the Agreement shall be automatically released; provided, however, that Agent's lien shall attach to and continue for the benefit of Agent and Lenders in the proceeds and products of such property arising from any such sale or disposition.

                           (iv) To the extent, pursuant to the provisions of
this SUBSECTION 27(j)(iv), Agent's execution of a release is required to release its lien upon any sale and transfer of Collateral which is permitted under this Agreement or consented to in writing by the Requisite Lenders or all Lenders, as applicable, and upon at least three (3) Business Days' prior written request by Loan Parties, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon the Collateral that was sold or transferred.

                           (v) Agent shall have no obligation whatsoever to
Lenders or to any other Person to assure that the Collateral exists or is owned by a Loan Party or any other Obligor

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or is cared for, protected or insured or that the liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this SECTION 27 or in any of the Other Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as one of the Lenders and that Agent shall have no duty or liability whatsoever to Lenders, except for its gross negligence or willful misconduct.

                           (vi) In the event that any Lender receives any
proceeds of any Collateral by setoff, exercise of any banker's lien or otherwise, in an amount in excess of such Lender's Pro Rata Share of such proceeds, such Lender shall purchase for cash (and other Lenders shall sell) interests in each of such other Lender's Pro Rata Share of the Liabilities as would be necessary to cause all Lenders to share the amount so set off or otherwise received with each other Lender in accordance with their respective Pro Rata Shares. No Lender shall exercise any right of set off or banker's lien without the prior written consent of Agent.

                  (k) ACTIONS WITH RESPECT TO DEFAULTS. In addition to Agent's right to take actions on its own accord as permitted under this Agreement, Agent shall take such action with respect to an Event of Default as shall be directed by the Requisite Lenders or all Lenders, as applicable pursuant to SECTION 30 hereof; provided, that until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interest of Lenders.

                  (l) DELIVERY OF INFORMATION. Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by Agent from any Loan Party or any other Obligor, the Requisite Lenders, any Lender or any other Person under or in connection with this Agreement or any Other Agreement except
(i) as specifically provided in this Agreement or any Other Agreement and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instruments, notice or other written communication received by and in the possession of Agent at the time of receipt of such request and then only in accordance with such specific request.

                  (m) DEMAND. Agent shall make demand for repayment by Borrowers of all Liabilities owing by Borrowers or upon the written request of the Requisite Lenders if an Event of Default has occurred and is continuing. Agent shall make such demand in such manner as it deems appropriate, in its sole discretion. Nothing contained herein shall limit the discretion of Agent to, subject to SECTION 2 of the Agreement, make or not make Loans hereunder, to take Reserves, to deem certain Accounts and Inventory ineligible, or to exercise any other discretion granted to Agent in this Agreement.

                  (n) ACTIONS IN CONCERT. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that, no Lender shall take

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any action to protect or enforce its rights arising out of this Agreement or the
Other Agreements (including exercising any rights of set-off) against a Loan Party in California (or in respect of Collateral, depository accounts or other assets of a Loan Party located in California) or any other state with similar "one action" laws, without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Agreements shall be taken in concert and at the direction or with the consent of Agent.

                  (p) OVERADVANCES AND POST-DEFAULT LOANS. Lenders hereby agree that, at the request of any Borrower, Agent may in its sole discretion (but shall have absolutely no obligation to) make Revolving Loans advanced under SUBSECTION 2(a) to such Borrower on behalf of Lenders in amounts which cause the outstanding balance of the aggregate Revolving Loans advanced to such Borrower to exceed such Borrower's Revolving Loan Limit (any such excess referred to collectively as "OVERADVANCES"), and no such event or occurrence shall cause or constitute a waiver by Agent or Lenders of any default or Event of Default that may result therefrom or of Agent's or Lenders' right to refuse to make any further Overadvances, further Revolving Loans, or for any issuer of Letter of Credit to refuse to issue any Letters of Credit, as the case may be, at any time that an Overadvance exists or would result therefrom. Lenders hereby agree that Overadvances may be made, on behalf of Lenders, even if an Event of Default exists so long as the aggregate amount of Overadvances outstanding at any time do not exceed $2,000,000 and do not cause the aggregate Loans to exceed the aggregate Maximum Revolving Loan Limit. All Overadvances shall constitute Prime Rate Loans, shall bear interest at the default rate set forth in SUBSECTION 4(a)(iii) hereof and shall be payable on demand. Overadvances shall not be outstanding for more than ten (10) days.

28. ASSIGNABILITY.

                  (a) No Loan Party shall have the right to assign this Agreement or any interest therein except with the prior written consent of Agent and all Lenders.

                  (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to Borrowers.

                  (c) Each Lender may, with the consent of Agent (which consent will not be unreasonably withheld) but without the consent of any other Lender, assign to one or more Lenders or other financial institutions all or a portion of its rights and obligations under this Agreement; provided, that (i) for each such assignment, the parties thereto shall execute and deliver to Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance in the form attached hereto as Exhibit D ("ASSIGNMENT AND ACCEPTANCE"), and a processing and recordation fee of Two Thousand Five Hundred and No/100 Dollars ($2,500.00) to be paid by the assignee, (ii) no such assignment shall be for less than Two Million Five Hundred Thousand Dollars ($2,500,000), and (iii) if no Event of Default has occurred and is continuing, any such assignment shall be made with the consent of Aavid (which consent shall not be unreasonably withheld or delayed but shall not be required upon the occurrence and continuation of an Event of Default). Upon such execution and delivery of the

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Assignment and Acceptance to Agent, from and after the date specified as the effective date in the Assignment and Acceptance (the "ACCEPTANCE DATE"), (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to SECTION 19 of the Agreement which will survive) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (d) By executing and delivering an Assignment and Acceptance, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the Other Agreements, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Loan Parties or any other Obligor or the performance or observance by Loan Parties or any other Obligor of its obligations under this Agreement, (iii) such assignee confirms that it has received a copy of this Agreement and the Other Agreements, together with copies of the financial statements referred to in SUBSECTION 9(c) of the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Agreement and Acceptance, (iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (e) Agent shall, maintain at its address referred in SECTION 20 of the Agreement a copy of each Agreement and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Loan Parties, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance shall be available for inspection by Loan Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii)

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record the information contained therein in the Register and (iii) give prompt notice thereof to Loan Parties. Within five (5) Business Days after its receipt of such notice, Borrowers shall execute and deliver to Agent in exchange for the surrendered promissory note or notes, a new promissory note or notes to the order of the assignee in an amount equal to the maximum amount of Loans such assignee may at any time make under the terms of this Agreement and, if the assigning Lender has retained a portion of the Loans, a new promissory note or notes to the order of the assigning Lender in an amount equal to the maximum amount of Loans such assigning Lender may at any time make under the terms of this Agreement. Such new promissory note or notes shall re-evidence the Indebtedness outstanding under the old promissory note or notes and shall be in the aggregate principal amount of such surrendered promissory note or notes, shall be dated of even date herewith and shall otherwise be in substantially the form of the promissory note or notes subject to such assignment.

                  (g) Each Lender may sell participations (without the consent of Agent, Loan Parties or any other Lender) to one or more parties, in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments or the Loans owing to
it), provided, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitments hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Loan Parties, Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(iv) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date for the payments of any installment of fees or principal or interest of any Loans in which such participant is participating, (B) reduce the amount of any installment of principal of the Loans in which such participant is participating, (C) reduce the interest rate applicable to the Loans in which such participant is participating, (D) reduce any fees payable hereunder, (E) increase the Commitments or (F) result in the release of all or substantially all of the Collateral. Borrowers agree that each participant shall be entitled to the benefits of subsections 4(b)(iii), (iv),
(v) and (vi) and 4(c)(iv) and Section 34 with respect to its participation as if it were a Lender; PROVIDED, that no participant shall be entitled to receive any greater amount pursuant to any such subsection or Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation had no such transfer occurred. Borrowers also agree that if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of setoff shall be subject to the obligation of such participant to share with the Lenders, and the Lenders agree to share with such Participant, as may be provided herein.

                  (h) Each Lender agrees that, without the prior written consent of Loan Parties and Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or other Liabilities under the securities laws of the United States of America or of any jurisdiction.

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

                  (i) In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, such Lender may disclose any information in its possession regarding Loan Parties (subject to the provisions of SECTION 24 of this Agreement).

                  (j) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to the Agent and Aavid, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary contained in this SUBSECTION 28(j), any SPC may (i) with notice to, but without the prior written consent of, the Borrowers and the Agent and without paying any processing fee therefore, assign all or a portion of its interest in any Loan to the Granting Lender or to any financial institutions (consented to by Aavid and the Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of the SPC. No such grant or assignment described in this SUBSECTION 28(j) shall release the Granting Lender from any of its obligations hereunder or substitute the SPC for such Granting Lender as a party hereto.

29. INFORMATION.

                  Loan Parties hereby agree that Agent and Lenders may exchange any information concerning Loan Parties, including, without limitation, information relating to the creditworthiness of Loan Parties in the possession or control of Agent or any Lender, as the case may be, (i) with any of their respective affiliates, (ii) to any regulatory authority having jurisdiction over Lenders or (iii) to any other person, in connection with the exercise of any Lender's rights hereunder or under any of the Other Agreements.

30. AMENDMENTS, ETC.

                  No amendment or waiver of any provision of the Agreement or any of the Other Agreements, nor consent to any departure by any Obligor therefrom, shall in any event be

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

effective unless the same shall be in writing and signed by the Loan Parties, the Agent and the Requisite Lenders, or if Agent and the Lenders shall not be parties thereto, by the parties thereto and consented to by the Agent and the Requisite Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance or for the specific purpose for which given; PROVIDED, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Commitment or subject Lenders to any additional obligations to extend credit to any Borrower or increase the Maximum Revolving Loan Limit (which increase would be deemed to affect all Revolving Lenders), (ii) reduce the principal of, or interest on, the Loans or any fees hereunder, (iii) postpone any date fixed for any payment in respect or principal or, or interest on, the Loans or any fees hereunder, (iv) change the Pro Rata Shares of Lenders (except pursuant to an assignment by any Lender made in accordance with SECTION 28 hereof), or any minimum requirement necessary for Lenders or the Requisite Lenders to take any action hereunder, (v) amend or waive SECTION 10 or this SECTION 30, or change the definition of the Requisite Lenders, (vi) increase any advance rates under SUBSECTION 2(a) hereof, above the percentages originally stated herein, (vii) release any guarantor of the Liabilities from any of such guarantor's obligations under any guaranty made in favor of Agent on behalf of the Lenders unless pursuant to a merger in accordance with SUBSECTION 13(d) hereof or (viii) except in connection with the financing, refinancing, sale or other disposition of any assets of any Loan Party permitted under this Agreement, release or subordinate any liens in favor of Agent, for the benefit of Lenders, on any of the Collateral except as permitted by SUBSECTION 27(j)(ii) hereof and PROVIDED, FURTHER, that no amendment, waiver or consent affecting the rights or duties of Agent under this Agreement or any Other Agreement shall in any event be effective, unless in writing and signed by Agent in addition to such Lenders required herein above to take such action. Notwithstanding any of the foregoing to the contrary, (a) for purposes of voting or consenting to matters with respect to this Agreement and the Other Agreements, a Defaulting Lender shall not be considered a Lender and such Defaulting Lender's Commitment shall be deemed to be $0 until such Defaulting Lender makes the payments required in this Agreement and (b) the consent of Loan Parties shall not be required for any amendment, modification or waiver of the provisions of SECTION 27 (other than SECTION 27(i)(i), but only to the extent that such subsection permits Loan Parties to consent to any successor Agent).

                  In the event that any consent, waiver or amendment requiring the agreement of all Lenders as set forth above is agreed to by the Requisite Lenders, but not all Lenders, Agent may, in its sole discretion, cause any non-consenting Lender to assign its rights and obligations under this Agreement and the Other Agreements to one or more new Lenders or existing Lenders in the manner and according to the terms set forth in SECTION 28 of this Agreement; provided, that (i) such new Lender must be willing to consent to the proposed amendment, waiver or consent and (ii) in connection with such assignment the new Lender pays the assigning Lender an amount equal to the Liabilities owing to such assigning Lender, including all principal, accrued and unpaid interest and accrued and unpaid fees to the date of assignment. Such assignment shall occur within thirty (30) days of notice by Agent to such non-consenting Lender of Agent's intent to cause such non-consenting Lender to assign its interests hereunder.

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

31. NONLIABILITY OF AGENT AND LENDER.

                  The relationship between Loan Parties, on the one hand, and Lenders and Agent on the other, shall be solely that of Loan Party and Lender. Neither Agent nor any Lender shall have any fiduciary responsibilities to Loan Parties. Neither Agent nor any Lender undertakes any responsibility to Loan Parties to review or inform Loan Parties of any matter in connection with any phase of Loan Parties' business or operations.

32. SETTLEMENTS, DISTRIBUTIONS AND APPORTIONMENT OF PAYMENTS.

                  On a weekly basis (or more frequently if required by Agent) (a "SETTLEMENT DATE"), Agent shall provide each Lender with a statement of the outstanding balance of the Liabilities as of the end of the Business Day preceding the Settlement Date (the "PRE-SETTLEMENT DETERMINATION DATE") and the current balance of the Loans funded by each Lender (whether made directly by such Lender to a Borrower or constituting a settlement by such Lender of a previous Disproportionate Advance made by Agent on behalf of such Lender to such Borrower). If such statement discloses that such Lender's current balance of the Loans as of the Pre-Settlement Determination Date exceeds such Lender's Pro Rata Share of the Liabilities outstanding as of the Pre-Settlement Determination Date, then Agent shall on the Settlement Date, transfer, by wire transfer, the net amount due to such Lender in accordance with such Lender's instructions, and if such statement discloses that such Lender's current balance of the Loans as of the Pre-Settlement Determination Date is less than such Lender's Pro Rata Share of the Liabilities outstanding as of the Pre-Settlement Determination Date then such Lender shall on the Settlement Date, transfer, by wire transfer the net amount due to Agent in accordance with Agent's instructions. In addition, payments actually received by Agent with respect to the following items shall be distributed by Agent to Lenders as follows:

                  (a) Within one (1) Business Day of receipt thereof by Agent, payments to be applied to interest on the Loans shall be paid to each Lender in proportion to its Pro Rata Share, subject to any adjustments for any Disproportionate Advances so that Agent shall receive interest on the Disproportionate Advances and each Lender shall only receive interest on the amount of funds actually advanced by such Lender;

                  (b) Within one (1) Business Day of receipt thereof by Agent, payment to be applied to the letter of credit fee set forth in subsection 3(a) hereof shall be paid to each Lender in proportion to its Pro Rata Share; and

                  (c) Within one (1) Business Day of receipt thereof by Agent, payment to be applied to the unused line fee set forth in subsection 4(c)(i) shall be paid to each Lender in proportion to its Pro Rata Share.

Notwithstanding the foregoing, Agent shall not be obligated to transfer to any Defaulting Lender any payment made by any Borrower to Agent, nor shall such Defaulting Lender be entitled to share in any interest, fees or other payments hereunder, until payment is made by such Defaulting Lender to Agent as required in this Agreement.

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

33. WAIVER OF JURY TRIAL; OTHER WAIVERS.

                  (a) EACH LOAN PARTY, AGENT AND EACH LENDER HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY A LOAN PARTY, AGENT OR ANY LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN A LOAN PARTY, AGENT OR ANY LENDER. IN NO EVENT SHALL AGENT, ISSUING LENDER OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

                  (b) Each Loan Party hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

                  (c) Each Loan Party hereby waives the benefit of any law that would otherwise restrict or limit Agent or any affiliate of Agent in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Liabilities, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Agent or such affiliate of Agent to such Loan Party, including, without limitation any deposit account at Agent or such affiliate.

                  (d) EACH LOAN PARTY HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY AGENT OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF SUCH LOAN PARTY WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL.

                  (e) Agent's or any Lender's failure, at any time or times hereafter, to require strict performance by a Loan Party of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Agent or any Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent or any Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Agent or any Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Loan Parties contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Agent or any Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Agent and Lenders and directed to Loan Parties specifying such suspension or waiver.

34. TAXES.

                  (a) Any and all payments by Loan Parties and each Obligor to Agent or any Lender under this Agreement and any of the Other Agreements shall be made free and clear of,

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

and without deduction or withholding for any Taxes, except to the extent that it is required by law to deduct or withhold any Taxes (in which case SUBSECTION 34(c) below shall apply). In addition, Loan Parties shall pay all Other Taxes (or Agent may, at its option, pay such Other Taxes and charge the loan account of the Borrowers for such amounts so paid).

                  (b) Loan Parties shall indemnify and hold harmless Agent and Lenders for the full amount of Taxes and Other Taxes paid by Agent or any Lender (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Agreement or the Other Agreements, but not including Taxes or Other Taxes that arise as a result of Agent or any Lender's arrangements with the applicable taxing jurisdiction, if any, and not as a result of this Agreement) and any liability (including penalties, interest and expenses (including reasonable legal fees and expenses) other than those resulting solely from a failure by Agent or any Lender to pay any Taxes or Other Taxes which it is required to pay and for which it received an indemnity payment) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant governmental authority. Payment under this indemnification shall be made within five (5) Business Days after the date Agent or any Lender makes written demand therefore and Agent or such Lender shall provide copies to Aavid of any back-up materials received or prepared by Agent or such Lender, including, in reasonable detail, the basis of its calculation, reflecting such liabilities.

                  (c) If any Loan Party or any other Obligor shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Agent or any Lender, then:

                           (i) the sum payable shall be increased as necessary
so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this
SECTION 34) such Lender (or Agent on behalf of such Lender) receives an amount equal to the sum it would have received had no such deductions or withholdings been made; PROVIDED, that where Agent or any Lender subsequently receives a refund or credit from the appropriate governmental authority for any Taxes or Other Taxes which it determines in its sole judgment is referable to the increased payment made under this SUBSECTION 34(c), Agent or the Lender, as applicable, shall pay the applicable Loan Parties or Obligors an amount which Agent or such Lender, as applicable, determines will leave Agent or such Lender, as applicable, (following the making of that payment) in the same position as it would have been in had no deduction or withholding been required;

                           (ii) such Loan Party shall, or shall cause the
applicable Obligor to, make such deductions and withholdings;

                           (iii) such Loan Party shall, or shall cause the
applicable Obligor to, pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                           (iv) such Borrower shall, or shall cause the
applicable Obligor to, also pay to Agent or any Lender, at the time interest is paid, all additional amounts which Agent or any Lender specifies as necessary in such Lender's good faith determination to preserve the

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

after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) Within thirty (30) days after the date of any payment by such Loan Party or any Obligor of Taxes or Other Taxes referenced in SUBSECTION 34(b) above, such Loan Party shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to Agent.

                  (e) Notwithstanding any other provision in this Agreement and the Other Agreements, the agreements and obligations of the Loan Parties contained in this SECTION 34 shall survive the termination of this Agreement and the Other Agreements and the payment in full of all amounts due hereunder.

                  (f) The Lenders shall cooperate with Borrowers, at Borrowers' expense, to prepare and file, from time to time, all necessary documents with the applicable governmental authorities reasonably requested by Borrowers for the purpose of exempting the Borrowers from incurring additional indemnity obligations under this SECTION 34. Nothing in this SECTION 34 shall require Agent or any Lender to do anything which could, as determined in good faith by Agent or such Lender, preclude or interfere with the way it conducts its business or tax affairs or require it to disclose information which it considers confidential to it or any affiliates or customers.

                  (g) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender or participant in accordance with Section 28 hereof, and from time to time thereafter as required by law (but only so long as such Lender remains lawfully able to do so), agrees to deliver to Aavid two accurate and complete duly executed copies of Internal Revenue Service form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service and any similar forms or filings, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Lender from United States or United Kingdom withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Lender or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. For any period with respect to which any such Lender has failed to provide the appropriate form described above (unless such failure is due to a change in the U.S. tax laws or treaties), such Lender shall not be entitled to indemnification under subsections 34(b) or (c) with respect to any Taxes or Other Taxes which would not have been payable had such form been so provided, provided that if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes (it being understood, however, that the Borrower shall have no liability to such Lender in respect of such Taxes).

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

35. CROSS-GUARANTY.

                  (a) CROSS-GUARANTY. Each Loan Party (other than the Borrowers) (each, a "Guarantor" and collectively, the "Guarantors") hereby agrees that such Guarantor is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Liabilities owed or hereafter owing to Agent and Lenders by each Borrower. Each Guarantor agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this SECTION 35 shall not be discharged until payment and performance, in full, of the Liabilities has occurred, and that its obligations under this SECTION 35 shall be absolute and unconditional, irrespective of, and unaffected by,

                           (i) the genuineness, validity, regularity,
enforceability or any future amendment of, or change in, this Agreement, any Other Agreement or any other agreement, document or instrument to which any Borrower is or may become a party;

                           (ii) the absence of any action to enforce this
Agreement (including this Section 35) or any Other Agreement or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

                           (iii) the existence, value or condition of, or
failure to perfect its lien against, any security for the Liabilities or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

                           (iv) the insolvency of any Loan Party; or

                           (v) any other action or circumstances that might
otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Liabilities guaranteed hereunder.

                  (b) WAIVERS BY GUARANTORS. Each Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshall assets or to proceed in respect of the Liabilities guaranteed hereunder against any other Loan Party, any other party or against any security for the payment and performance of the Liabilities before proceeding against, or as a condition to proceeding against, such Guarantor. It is agreed among each Guarantor, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the Other Agreements and that, but for the provisions of this SECTION 35 and such waivers, Agent and Lenders would decline to enter into this Agreement.

                  (c) BENEFIT OF GUARANTY. Each Guarantor agrees that the provisions of this SECTION 35 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Loan

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

Party and Agent or Lenders, the obligations of such other Loan Party under this Agreement or the Other Agreements.

                  (d) WAIVER OF SUBROGATION, ETC. Notwithstanding anything to the contrary in this Agreement or in any Other Agreement, each Guarantor hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Guarantor acknowledges and agrees that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Guarantor's liability hereunder or the enforceability of this SECTION 35, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this
SECTION 35.

                  (e) ELECTION OF REMEDIES. If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of this Agreement or the Other Agreements giving Agent or such Lender a lien upon any Collateral, whether owned by any Loan Party or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this SECTION 35. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Loan Party or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Guarantor hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Guarantor might otherwise have had but for such action by Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Guarantor's obligation to pay the full amount of the Liabilities. In the event Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law, Agent or such Lender may bid all or less than the amount of the Liabilities and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Liabilities. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Liabilities shall be conclusively deemed to be the amount of the Liabilities guaranteed under this SECTION 35, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

                  (f) The rights of any Guarantor against other Loan Parties under applicable law shall be exercisable upon the full and irrevocable payment of the Liabilities and the termination of the Commitments.

                  (g) Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the Liabilities of Guarantors and the liens and security interests granted by Guarantor to secure the Liabilities, not constitute a Fraudulent

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

Conveyance. Consequently, Agent, Lenders and Guarantors agree that if the Liabilities of a Guarantor, or any liens or security interests granted by such Guarantor securing the Liabilities would, but for the application of this sentence, constitute a Fraudulent Conveyance, the Liabilities of such Guarantor and the liens and security interests securing such Liabilities shall be valid and enforceable only to the maximum extent that would not cause such Liabilities or such lien or security interest to constitute a Fraudulent Conveyance, and the Liabilities of such Guarantor and this Agreement shall automatically be deemed to have been amended accordingly.

36. JUDGMENT CURRENCY.

                  To the extent permitted by applicable law, the obligations of Loan Parties in respect of any amount due under this Agreement or the Other Agreements shall, notwithstanding any payment in any other currency (the "OTHER CURRENCY") (whether pursuant to a judgment or otherwise), be discharged only to the extent of U.S. Dollars (the "AGREED CURRENCY") that Agent or any Lender may, in accordance with normal banking procedures, purchase with the sum paid in the Other Currency (after any premium and costs of exchange) on the Business Day immediately after the day on which Agent or such Lender receives the payment. If the amount in the Agreed Currency that may be so purchased for any reason falls short of the amount originally due, Loan Parties shall pay all additional amounts, in the Agreed Currency, as may be necessary to compensate for the shortfall. Any obligation of Loan Parties not discharged by that payment shall, to the extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided in this SECTION 35, continue in full force and effect.

37. SYNDICATION.

                  Notwithstanding anything in this Agreement or any Other Agreement to the contrary, each of the parties hereto agrees that the terms and conditions of paragraph 14 of that certain commitment letter dated as of June 25, 2002 (except the reference to "Seventeen Million Five Hundred Thousand and No/100 Dollars ($17,500,000)" shall be changed to Ten Million and No/100 Dollars ($10,000,000") among Agent and Aavid shall survive the closing of the transactions contemplated under this Agreement and are hereby incorporated into this SECTION 37 by reference and shall be binding on the Loan Parties.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Loan and Security Agreement as of the date first written above.

LOAN PARTIES:

HEAT HOLDINGS CORP.
HEAT HOLDINGS II CORP.
AAVID THERMAL TECHNOLOGIES, INC.
AAVID THERMALLOY, LLC
FLUENT INC.
AAVID THERMALLOY LIMITED
FLUENT EUROPE LIMITED
AAVID THERMAL PRODUCTS, INC.
FLUENT HOLDINGS, INC.
THERMALLOY INVESTMENT CO., INC.,
THERMALLOY, INC.
ENDUCTIVE SOLUTIONS, INC.
AAVID THERMALLOY OF TEXAS, LLC
APPLIED THERMAL TECHNOLOGIES, LLC
AAVID AIR SYSTEMS, INC., AND
AAVID LABORATORIES, INC.

By_________________________________

Title______________________________



AGENT AND LENDERS:


LASALLE BUSINESS CREDIT, INC.,
as Agent and a Lender

By_________________________________

Title______________________________

CIBC INC.,
as a Lender


By_________________________________

Title______________________________

                  EXHIBIT A - BUSINESS AND COLLATERAL LOCATIONS

                  Attached to and made a part of that certain Loan and Security Agreement of even date herewith among the Loan Parties named therein, the Lenders named therein and LASALLE BUSINESS CREDIT, INC., for itself and as agent for Lenders ("AGENT").

[NEED TO DO FOR EACH LOAN PARTY]

A. Loan Party's Business Locations (please indicate which location is the principal place of business and at which locations originals and all copies of Loan Party's books, records and accounts are kept).
         1.
         2.
         3.

B. Other locations of Collateral (including, without limitation, warehouse locations, processing locations, consignment locations) and all post office boxes of Loan Party. Please indicate the relationship of such location to Loan Party (i.e. public warehouse, processor, etc.).
         1.
         2.
         3.

C.       Bank Accounts of Loan Party (other than those at Agent):


Bank (with address)

Account Number

Type of Account

         1.

         2.

         3.

D.       Organizational Identification Number: ____________________



                                    Exh. A-1

                       EXHIBIT B - COMPLIANCE CERTIFICATE

                  Attached to and made a part of that certain Loan and Security Agreement of even date herewith (the "AGREEMENT") among the Loan Parties named therein, the Lenders named therein and LASALLE BUSINESS CREDIT, INC., for itself and as agent for Lenders ("AGENT").

                  This Certificate is submitted pursuant to subsection 9(c) of the Agreement.

                  The undersigned hereby certify to Agent that as of the date of this Certificate:

         1. The undersigned is the _____________________ of the Loan
Parties.

         2. There exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default, as that term is defined in the Agreement, or, if such an event of circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that the Loan Parties have taken or propose to take with respect thereto.

         3. No material adverse change in the condition, financial or otherwise, business, property, or results of operations of a Loan Party has occurred since [DATE OF LAST COMPLIANCE CERTIFICATE/LAST FINANCIAL STATEMENTS DELIVERED PRIOR TO CLOSING], or, if such a change has occurred, a writing attached hereto specifies the nature thereof and the action that such Borrower has taken or proposes to take with respect thereto.

         4. Each Loan Party is in compliance with the representations, warranties and covenants in the Agreement, or, if a Loan Party is not in compliance with any representations, warranties or covenants in the Agreement, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that such Loan Party has taken or proposes to take with respect thereto.

         5. The financial statements of the Loan Parties being concurrently delivered herewith have been prepared in accordance with generally accepted accounting principles consistently applied and there have been no material changes in accounting policies or financial reporting practices of the Loan Parties since [DATE OF THE LAST COMPLIANCE CERTIFICATE/DATE OF LAST FINANCIAL STATEMENTS DELIVERED PRIOR TO CLOSING] or, if any such change has occurred, such changes are set forth in a writing attached hereto.


                                    Exh. B-1

         6. Attached hereto is a true and correct calculation of the financial covenants contained in the Agreement.

LOAN PARTIES:


HEAT HOLDINGS CORP.
HEAT HOLDINGS II CORP.
AAVID THERMAL TECHNOLOGIES, INC.
AAVID THERMALLOY, LLC
FLUENT INC.
AAVID THERMALLOY LIMITED
FLUENT EUROPE LIMITED
AAVID THERMAL PRODUCTS, INC.
FLUENT HOLDINGS, INC.
THERMALLOY INVESTMENT CO., INC.,
THERMALLOY, INC.
ENDUCTIVE SOLUTIONS, INC.
AAVID THERMALLOY OF TEXAS, LLC
APPLIED THERMAL TECHNOLOGIES, LLC
AAVID AIR SYSTEMS, INC., AND
AAVID LABORATORIES, INC.


By _________________________________

Title ______________________________





                                    Exh. B-2

                       EXHIBIT C - COMMERCIAL TORT CLAIMS
                        [TO BE COMPLETED BY LOAN PARTIES]









                                    Exh. C-1

                  EXHIBIT D - FORM OF ASSIGNMENT AND ACCEPTANCE
                                    ATTACHED







                                    Exh. D-1

                  EXHIBIT E - FORM OF INTERCOMPANY SECURED NOTE
                                    ATTACHED







                                    Exh. E-1

                         EXHIBIT F - NOTICE INFORMATION

                        [TO BE COMPLETED BY LOAN PARTIES]






                                    Exh. F-1

                            SCHEDULE A - COMMITMENTS

--------------------------------------------------------------------------------
                                                REVOLVING
                                                  LOAN          *TERM LOAN
           LENDERS                             COMMITMENT       COMMITMENT
--------------------------------------------------------------------------------
LaSalle Business Credit, Inc.                 $17,500,000      $5,472,727.27
--------------------------------------------------------------------------------
CIBC Inc.                                     $10,000,000      $3,127,272.73
--------------------------------------------------------------------------------


The aggregate Commitments as of the Closing Date equal $27,500,000



* Each Term Loan Commitment is a subcomponent of each Revolving Loan Commitment.






                                    Sch. A-1

                             SCHEDULE 11(e) - LIENS

                        [TO BE COMPLETED BY LOAN PARTIES]








                                 Sch. 11(e)-1

                     SCHEDULE 11(i) - AFFILIATE TRANSACTIONS


                        [TO BE COMPLETED BY LOAN PARTIES]






                                  Sch. 11(i)-1

                      SCHEDULE 11(j) - NAMES & TRADE NAMES


                        [TO BE COMPLETED BY LOAN PARTIES]






                                  Sch. 11(j)-1

                          SCHEDULE 11(n) - INDEBTEDNESS


                        [TO BE COMPLETED BY LOAN PARTIES]







                                  Sch. 11(n)-1

              SCHEDULE 11(p) - PARENT, SUBSIDIARIES AND AFFILIATES

                        [TO BE COMPLETED BY LOAN PARTIES]







                                  Sch. 11(w)-1

                           SCHEDULE 13(a) - GUARANTEES

                        [TO BE COMPLETED BY LOAN PARTIES]








                                  Sch. 13(a)-1

                   SCHEDULE 17(a) - CLOSING DOCUMENT CHECKLIST

                                    ATTACHED








                                  Sch. 17(a)-1